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                                    JEFFERSON MALL

                                 LOUISVILLE, KENTUCKY










                                        LEASE

                          TENANT: ACTIVE ANKLE SYSTEMS, INC.


                                      UNIT: B316
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                                  TABLE OF CONTENTS

Article 1:    Introductory Provisions. . . . . . . . . . . . . . . . . .
    Section 1:     Basic Lease Provisions. . . . . . . . . . . . . . . .
    Section 2:     Exhibits. . . . . . . . . . . . . . . . . . . . . . .
    Section 3:     General Definitions . . . . . . . . . . . . . . . . .

Article 2:    PREMISES and Term of Lease . . . . . . . . . . . . . . . .
    Section 1:     Lease of PREMISES . . . . . . . . . . . . . . . . . .
    Section 2:     Term of Lease . . . . . . . . . . . . . . . . . . . .
    Section 3:     Lease Year. . . . . . . . . . . . . . . . . . . . . .
    Section 4:     Election to Terminate . . . . . . . . . . . . . . . .

Article 3:    Construction of PREMISES . . . . . . . . . . . . . . . . .
    Section 1:     LANDLORD'S Work . . . . . . . . . . . . . . . . . . .
    Section 2:     TENANT'S Work . . . . . . . . . . . . . . . . . . . .
    Section 3:     Ready for Occupancy . . . . . . . . . . . . . . . . .

Article 4:    Rent Commencement Date . . . . . . . . . . . . . . . . . .
    Section 1:     Rent Commencement Date. . . . . . . . . . . . . . . .
    Section 2:     Supplemental Lease and Short Form Lease . . . . . . .

Article 5:    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Section 1:     Fixed Minimum Rent. . . . . . . . . . . . . . . . . .
    Section 2:     Percentage Rent . . . . . . . . . . . . . . . . . . .
    Section 3:     Additional Rent . . . . . . . . . . . . . . . . . . .
    Section 4:     Common Area Charge. . . . . . . . . . . . . . . . . .
    Section 5:     Merchants Association/Marketing Fund Charge . . . . .
    Section 6:     Property Insurance Charge . . . . . . . . . . . . . .
    Section 7:     Real Estate Taxes and Assessments . . . . . . . . . .
    Section 8:     Municipal, County, State or Federal Taxes . . . . . .
    Section 9:     Rental Taxes. . . . . . . . . . . . . . . . . . . . .
    Section 10:    Payments for Fractional Month . . . . . . . . . . . .

Article 6:    Utilities and Energy Conversation. . . . . . . . . . . . .
    Section 1:     Utility Services and Charges. . . . . . . . . . . . .
    Section 2:     LANDLORD'S Right to Discontinue Services. . . . . . .
    Section 3:     Energy Conservation Methods and Compliance. . . . . .

Article 7:    Common Areas . . . . . . . . . . . . . . . . . . . . . . .
    Section 1:     Development Plan. . . . . . . . . . . . . . . . . . .
    Section 2:     Use of Common Areas . . . . . . . . . . . . . . . . .
    Section 3:     Right to Close Common Areas . . . . . . . . . . . . .

Article 8:    TENANT'S Covenants . . . . . . . . . . . . . . . . . . . .
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    Section 1:     TENANT'S Use of PREMISES. . . . . . . . . . . . . . .
    Section 2:     TENANT'S Covenant to Operate. . . . . . . . . . . . .
    Section 3:     TENANT'S Covenants with Respect to Occupancy. . . . .

Article 9:    Indemnity and Insurance. . . . . . . . . . . . . . . . . .
    Section 1:     Indemnification by TENANT . . . . . . . . . . . . . .
    Section 2:     Commercial General Liability Insurance. . . . . . . .
    Section 3:     Property Insurance. . . . . . . . . . . . . . . . . .
    Section 4:     Waiver of Subrogation . . . . . . . . . . . . . . . .
    Section 5:     Limit on LANDLORD'S Liability for Damage. . . . . . .

Article 10:   Repairs and Alterations. . . . . . . . . . . . . . . . . .
    Section 1:     Repairs by LANDLORD . . . . . . . . . . . . . . . . .
    Section 2:     Repairs by TENANT . . . . . . . . . . . . . . . . . .
    Section 3:     Alterations or Improvements by TENANT . . . . . . . .
    Section 4:     Removal of Improvements . . . . . . . . . . . . . . .

Article 11:   Assigning and Subletting . . . . . . . . . . . . . . . . .
    Section 1:     No Assigning or Subletting. . . . . . . . . . . . . .
    Section 2:     Change in Ownership . . . . . . . . . . . . . . . . .

Article 12:   Default and Remedies . . . . . . . . . . . . . . . . . . .
    Section 1:     Events of Default . . . . . . . . . . . . . . . . . .
    Section 2:     LANDLORD'S Remedies . . . . . . . . . . . . . . . . .
    Section 3:     Remedy for Failure to Open or Operate . . . . . . . .
    Section 4:     Default in Other Centers. . . . . . . . . . . . . . .
    Section 5:     LANDLORD'S Right of Self-Help . . . . . . . . . . . .
    Section 6:     No Limitation of Rights and Remedies. . . . . . . . .
    Section 7:     Late Charge . . . . . . . . . . . . . . . . . . . . .
    Section 8:     Attorney's Fees . . . . . . . . . . . . . . . . . . .
    Section 9:     Waiver of Trial by Jury . . . . . . . . . . . . . . .

Article 13:   Damage, Destruction and Restoration. . . . . . . . . . . .

Article 14:   Eminent Domain . . . . . . . . . . . . . . . . . . . . . .
    Article 1:     All of PREMISES Taken . . . . . . . . . . . . . . . .
    Article 2:     Less Than Twenty-Five Percent (25%) of PREMISES Taken
    Article 3:     Twenty-Five Percent (25%) or More of PREMISES Taken .
    Article 4:     More Than Fifty Percent (50%) of the GLA of the Mall
                    Stores Taken. . . . . . . . . . . . . . . . . . . . .
    Article 5:     LANDLORD'S Restoration Obligation . . . . . . . . . .
    Article 6:     Ownership of Awards . . . . . . . . . . . . . . . . .

Article 15:   Subordination and Attornment . . . . . . . . . . . . . . .

Article 16:   Estoppel Certificates. . . . . . . . . . . . . . . . . . .

Article 17:   Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . .

Article 18:   Access to PREMISES . . . . . . . . . . . . . . . . . . . .

Article 19:   Liability of LANDLORD. . . . . . . . . . . . . . . . . . .

Article 20:   Liability of Executing Agent . . . . . . . . . . . . . . .

Article 21:   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .

                                        LEASE

    THIS LEASE, made and entered into at Cleveland, Ohio as of this ______ day of _________________, 19___, by and between JEFFERSON MALL COMPANY a(n) OHIO LIMITED partnership, having an address for purposes hereof at 25425 Center Ridge Road, Cleveland, Ohio 44145, hereinafter referred to as "LANDLORD," and ACTIVE ANKLE SYSTEMS, INC., a Kentucky corporation, having an address for purposes hereof at 509 Barrett Avenue, Louisville, Kentucky 40204, hereinafter referred to as "TENANT."

                         ARTICLE 1:  INTRODUCTORY PROVISIONS

SECTION 1.  BASIC LEASE PROVISIONS

    The Following Basic Lease Provisions are an integral part of this lease, are referred to in other Sections hereof, including, but without limitation, the Sections identified below and are presented in this Section for the convenience of the parties. Each reference in this lease to a Basic Lease Provision shall be construed to incorporate all of the terms provided for under such provisions.

 (a)  Shopping Center:  Jefferson Mall.                (Article 2, Section 3[a])

 (b)  Unit Number: B316.                               (Article 2, Section 1)

 (c)  Approximate GLA of PREMISES: 1,686.28 square
      feet.                                            (Article 2, Section 1)

 (d)  Term of Lease: 8 Lease Years (plus a Partial
      Lease Year, if any, prior to the first
      Lease Year).                                     (Article 2, Section 2)


 (e)  Rent Commencement Date:                          (Article 4, Section 1)

 (f)  Fixed Minimum Rent: $53,961.00 per Lease Year.   (Article 5, Section 1)

                         $4,496.75 per month for
                         Lease Years 1 through 8;
                         subject to adjustment
                         pursuant to Article 5,
                         Section 1, for each
                         Department Store in excess
                         of 4 within the Shopping
                         Center.

 (g)  Percentage Rent:   8.00% of Gross Sales in       (Article 5, Section 2)
                         excess of $674,512.50
                         ("Minimum Basis of
                         Sales"), for Lease Years 1
                         through 8.
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 (h)  Merchants
      Association/       $2,107.92 per Lease Year,     (Article 5, Section 5)
      Marketing Fund     $175.66 per month.
      Charge

 (i)  Property Insurance $202.36 for Lease Years       (Article 5, Section 7)
      Charge:            1 through 4;

                         $303.54 for Lease Years
                         5 through 8.

 (j)  Other Sums         Additional Rent                (Article 5, Section 3)
      Payable:           Common Area Charge             (Article 5, Section 4)
                         TENANT'S Share of Taxes        (Article 5, Section 8)

                         Utility Services and Charges         (Addendum No. 1)

 (k)  TENANT'S Trade
      Name:              ACTIVE ANKLE SYSTEMS           (Article 8, Section 1)

 (l)  Permitted Use:                                    (Article 8, Section 1)

      TENANT shall use the PREMISES primarily for the display and sale, at retail, of somatic supports (i.e., foot, ankle, knee, shoulder, back, elbow, wrist and hand braces). As an incidental use, TENANT may sell, at retail, items typically sold at a medical supply store including rehabilitation weights, crutches, tapes, adhesives, first aid kits and hot and cold compresses. TENANT may use ten percent (10%) of the Gross Leasable Area to sell nutritional fluids, supplements or novelty items which include hats and shirts bearing TENANT'S logo, or sell literature on nutrition, athletics or sports medicine. TENANT expressly agrees NOT to sell weights or exercise equipment typically associated with traditional sporting good stores, or any pharmaceutical items which must be dispensed by a licensed pharmacist.

 (m)  Trading Area: a radius of 5.00 miles.            (Article 8, Section 2)

 (n)  Security Deposit: $ NONE                                   (Article 19)

 (o)  Guarantor: NONE

SECTION 2.  EXHIBITS

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    The following Exhibits are attached to and are a part of this lease:

    EXHIBIT A -    A plan of the Enclosed Mall and the Mall Stores constructed or to be constructed by LANDLORD showing the location and approximate dimensions of the PREMISES.

    EXHIBIT B -    A plan showing the parcels presently comprising the Shopping
                   Center and the existing development thereof.

    EXHIBIT C -    A description of the work to be performed by LANDLORD (if
                   any) and TENANT with respect to the PREMISES.

    EXHIBIT D -    Electrical Energy Service Charge.

    EXHIBIT E -         VAC System Requirements (if applicable).

    EXHIBIT F -         Material Profile Sheet.

SECTION 3.  GENERAL DEFINITIONS

    For purposes of this lease, the following terms have the following meanings:

    (a) "Shopping Center" means the integrated retail shopping center comprised of the Developer Parcel and the parcels of the Department Stores which are depicted on Exhibit B, as the same may be changed from time to time by addition thereto or subtraction therefrom, together with the improvements constructed thereon from time to time.

    (b) "Developer Parcel" means the parcel(s) within the Shopping Center identified as such on Exhibit B, as the parcel(s) may be changed from time to time by addition thereto or subtraction therefrom, in which, at any time in question, LANDLORD has an ownership or a possessory interest.

    (c) "PREMISES" means the space within the building improvements constructed or to be constructed by LANDLORD on the Developer Parcel which is identified by unit number in Article 1, Section 1(b) and outlined in red on Exhibit A and shall consist of the space within the walls, floor and underside of the drop ceiling required by Exhibit C. If the PREMISES does not have a drop ceiling, the PREMISES shall extend vertically to where, in LANDLORD's judgment, a drop ceiling would otherwise exist. "PREMISES" does not include the land underlying a one level or first level unit, space below the structural slab of an upper level unit, nor the space above the drop ceiling (or where the same would exist in LANDLORD'S judgment); provided, however, TENANT shall have the non-exclusive right to use a portion of the space above the drop ceiling (or where the same would exist in LANDLORD'S judgment) for the location of TENANT'S construction and equipment serving the PREMISES subject to the approval of LANDLORD as to location and

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installation, such right to be in common with LANDLORD and all others to whom
LANDLORD has or may hereafter grant such rights.

    (d) "Enclosed Mall" means the climate controlled pedestrian mall wholly or partially located on the Developer Parcel and identified as such on Exhibit B, as the same may be changed from time to time by addition thereto or subtraction therefrom.

    (e) "Mall Store(s)" means the individual store unit(s), other than a Department Store(s), from time to time constructed on the Developer Parcel, within the areas designated as Mall Stores on Exhibit B, as the same may be changed from time to time by addition thereto or subtraction therefrom.

    (f) "Department Store" means any owner or occupant of the Lazarus store, the Sears store, the Dillard's store, the J.C. Penney store and the successors and assigns, respectively, of the named stores, and any owner or occupant in the Shopping Center carrying on business in not less than thirty-five thousand (35,000) square feet of floor area.

    (g) "Rent" means Fixed Minimum Rent, Percentage Rent and all items of Additional rent.

    (h) "Gross Leasable Area" or "GLA" means, with respect to the PREMISES and all other leasable area, the number of square feet of floor area on all levels, including any mezzanines or balconies, but excluding basements (if any), Common Areas and Service Areas, measured from the exterior face of the exterior walls and/or the exterior face of service corridor walls, the exterior lease line for mall frontage and the center line of party walls. No deductions will be made for columns, stairs, elevators or any interior construction or equipment. Changes in the Gross Leasable Area will be deemed in effect on the first day of the month following such change.

    (i) "Common Areas" mean all malls, whether open or enclosed, mall amenities, parking areas, sidewalks, walkways, roadways, driveways, auditoriums and public meeting rooms, public restrooms, elevators, escalators, landscaping and all other areas and facilities within the Shopping Center which are available for use in common by occupants of the Shopping Center and their customers and invitees.

    (j) "Service Areas" mean all garbage and refuse disposal facilities, Shopping Center offices, maintenance and storage rooms and buildings, loading areas and all other areas and facilities which are used in the maintenance and operation of the Shopping Center, whether or not located thereon.

    (k) "Common Utilities" mean storm and sanitary sewer systems, including storm water retention/detention facilities, lift stations and disposal plants, water treatment and filtration facilities, water storage and distribution facilities and other common utilities that serve the Shopping Center

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directly, whether or not located thereon, which have not been installed by or dedicated to a governmental authority or private utility.

                        ARTICLE 2:  PREMISES AND TERM OF LEASE

SECTION 1.  LEASE OF PREMISES

    LANDLORD does hereby demise and lease the PREMISES to TENANT for the term, at the Rent and upon the provisions and conditions herein set forth reserving, however, unto LANDLORD, the exterior face of exterior walls and/or the exterior face of service corridor walls, the roof and the use of the aforesaid areas and the right to install, maintain, use repair and replace such pipes, duct work, support columns, conduits, utility lines, tunneling, wires and the like in, through, under or above the PREMISES, through ceiling plenum areas, column space and in or beneath floor slabs, as may be reasonably necessary or advisable for the servicing of the PREMISES and the servicing, alteration, addition, or deletion of other portions of the Shopping Center.

SECTION 2.  TERM OF LEASE

    TO HAVE AND TO HOLD the PREMISES until TENANT upon the covenants and agreements herein set forth for a term commencing on the first to occur of the Rent Commencement Date (see Article 4, Section 1), the date a fully executed copy of this lease is delivered to TENANT or the date upon which TENANT first enters upon the PREMISES and continuing until the expiration of the number of Lease Years specified in Article 1, Section 1(d), unless sooner terminated as provided herein.

SECTION 3.  LEASE YEAR

    "Lease Year" means each successive period of twelve (12) consecutive full calendar months from February 1 to January 31, inclusive, occurring after the Rent Commencement Date. Any period between the Rent Commencement Date, if such date is not February 1, and the next succeeding January 31 and any period occurring between the termination of this lease and the next preceding February 1, shall constitute a "Partial Lease Year" for purposes of this lease. With respect to a Partial Lease Year which precedes the first Lease Year, the applicable dollar amounts and percentages for purposes of determining any item of Rent shall be as provided in Article 1, Section 1 for the first Lease Year. With respect to a Partial Lease Year ending on the termination of this lease, the applicable dollar amounts and percentages for such purposes shall be as provided in Article 1, Section 1 for the Lease Year commencing on the February 1 next preceding the date of termination.

SECTION 4.  ELECTION TO TERMINATE

    In the event that either the PREMISES is not Ready for Occupancy or the Rent Commencement Date has not occurred within two (2) years following the date hereof, this lease may

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be terminated, at the election of LANDLORD by notice to TENANT, whereupon both parties will be relieved of all obligations hereunder except that LANDLORD will return to TENANT any Security Deposit (see Article 19) then being retained by LANDLORD.

                         SECTION 3:  CONSTRUCTION OF PREMISES

SECTION 1.  LANDLORD'S WORK

    LANDLORD shall, at LANDLORD'S own cost and expense, perform the work and make the installations in the PREMISES which are variously set forth as work to be done by LANDLORD in Exhibit C and/or Exhibit C-1 ("LANDLORD'S Work"). Except as may be otherwise expressly provided in Exhibit C and/or Exhibit C-1, LANDLORD shall have no responsibility for (a) the removal, modification or upgrading of any existing construction or equipment to accommodate TENANT'S occupancy of the PREMISES, (b) the undertaking of any alterations or additional improvements, of
(c) the installation of any equipment.

SECTION 2.  TENANT'S WORK

    With the exception of the obligations, if any, set forth in Exhibit C and/or C-1 as LANDLORD'S Work, TENANT will, at its own cost and expense: perform all work and complete all installations as required by Exhibit C and/or C-1; and fully improve the PREMISES with all furniture, fixtures, equipment and other items of personal property necessary for the completion of the PREMISES and the proper operation of TENANT'S business ("TENANT'S Work").

SECTION 3.  READY FOR OCCUPANCY

    The PREMISES shall be deemed "Ready for Occupancy" under the terms of this lease if LANDLORD has substantially completed LANDLORD'S Work to the extent the same can be accomplished prior to and independently of TENANT'S Work. The failure by TENANT to give notice within thirty (30) calendar days of its taking possession of the PREMISES specifying in detail those items of LANDLORD'S Work which are not then substantially completed shall be deemed conclusive that TENANT has accepted the PREMISES with all items of LANDLORD'S Work substantially completed. In the event a dispute occurs as to whether or not LANDLORD'S Work has been substantially completed as aforesaid, the certification of LANDLORD'S architect that LANDLORD'S Work is substantially complete shall be conclusive and binding upon the parties. Following TENANT'S taking position of the PREMISES and its completion of any TENANT'S Work necessary to permit LANDLORD to complete LANDLORD'S Work, LANDLORD will carry forward LANDLORD'S Work to completion.

    LANDLORD may, upon request of TENANT, make the PREMISES available to TENANT for the commencement of TENANT'S Work (at TENANT'S sole risk) prior to the date LANDLORD has substantially completed LANDLORD'S Work. In such event, LANDLORD shall issue to TENANT a letter of authorization for access to the PREMISES, the date of which shall be

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deemed to be TENANT'S Ready for Occupancy date notwithstanding the fact that
LANDLORD may revoke TENANT'S right to continue TENANT'S Work if LANDLORD determines that TENANT'S Work shall interfere with LANDLORD'S Work. Under no circumstances shall LANDLORD be liable to TENANT in damages or otherwise for a delay in delivering the PREMISES to TENANT occasioned by the holding over or retention of possession by any prior occupant or for any other reason.

                          ARTICLE 4:  RENT COMMENCEMENT DATE

SECTION 1.  RENT COMMENCEMENT DATE

    As used in this lease, the term "Rent Commencement Date" shall mean the earlier of:

    (a)  the date specified in Article 1, Section 1(e); or

    (b) the date on which TENANT shall open the PREMISES for business to the public.

SECTION 2.  SUPPLEMENTAL LEASE AND SHORT FORM LEASE

    The parties will promptly, upon request of LANDLORD, enter into a Supplemental Lease prepared by LANDLORD stipulating the Rent Commencement Date and the expiration of the term of this lease, once the same have been determined. The parties agree that this lease shall not be recorded, but upon written request of LANDLORD or TENANT, a Short Form Lease prepared by LANDLORD shall be promptly executed by both parties. Any costs of recording either the Supplemental Lease or the Short Form Lease shall be borne by the party recording same.

                                   ARTICLE 5:  RENT

SECTION 1.  FIXED MINIMUM RENT

    (a) TENANT covenants and agrees to pay to LANDLORD, without deduction or setoff whatsoever, for each Lease Year and any Partial Lease Year, as "Fixed Minimum Rent," the amount(s) set forth in Article 1, Section 1(f) (or a proportionate part thereof for a Partial Lease Year), together with any increase in the Fixed Minimum Rent provided for elsewhere in this lease, said amount(s) to be due and payable in monthly installments in advance on the first day of each and every calendar month. TENANT agrees at no time to pay the monthly Fixed Minimum Rent More than one (1) month in advance of its due date.

    (b) If, at any time during the term of this lease, the Shopping Center is expanded by the addition of one or More Department Stores so that the number of Department Stores exceeds the number set forth in Article 1, Section 1(f) TENANT agrees that theh Fixed Minimum Rent then being paid and any increases set forth in Article 1, Section 1(f) shall automatically be increased by ten percent (10%) percent for each such additional Department Store upon the date each such

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additional Department Store first opens for business and LANDLORD agrees that the "Minimum Basis of Sales" set forth in Article 1, Section 1(g), shall likewise be increased proportionally.

SECTION 2.  PERCENTAGE RENT

    In addition to the Fixed Minimum Rent, TENANT covenants and agrees to pay to LANDLORD, without deduction or setoff whatsoever, for each Lease Year and any Partial Lease Year, "Percentage Rent" in an amount equal to the percentage set forth in Article 1, Section 1(g) of Gross Sales during such Lease Year (or Partial Lease Year) in, upon and from the PREMISES in excess of the Minimum Basis of Sales set forth in Article 1, Section 1(g) (or a proportionate part thereof for a Partial Lease Year based upon the number of days in the Partial Lease Year). In the event the fixed Minimum Rent for any Lease Year or Partial Lease Year is reduced or abated for any reason, the Minimum Basis of Sales for determining Percentage Rent will be reduced proportionately for so long as such reduction or abatement of Fixed Minimum Rent shall continue.

    (a)  SALES STATEMENTS AND PAYMENT OF PERCENTAGE RENT.  On or before the
10th day of each calendar month, TENANT will furnish to LANDLORD a written statement of Gross Sales for the preceding calendar month, such statement to be in form and style and to contain such details as LANDLORD may reasonably determine. On or before the tenth (10th) day of the seventh (7th) month of each Lease Year, TENANT shall pay to LANDLORD as Percentage Rent, a sum equal to the percentage hereinbefore specified of TENANT'S Gross Sales for the first six (6) months of such Lease Year in excess of one-half (1/2) of the Minimum Basis of Sales. On or before the last day of the month following the close of each Lease Year (or Partial Lease Year), TENANT will furnish to LANDLORD a statement, certified by either a Certified Public Accountant employed by TENANT or by an officer of TENANT, of Gross Sales for the preceding Lease Year (or Partial Lease
Year) and will tender therewith the balance of Percentage Rent due, if any, for such Lease Year (or Partial Lease Year). If the Percentage Rent installments paid by TENANT during any Lease Year (or Partial Lease Year) exceed the Percentage Rent due for such Lease Year (or Partial Lease Year), LANDLORD will credit the amount of such overpayment, first to the payment of Rent due and unpaid, and the residue, if any, shall be applied to the Percentage Rent payments next due.

    (b) GROSS SALES. "Gross Sales" as used in this lease shall mean the aggregate gross amount of all sales of merchandise transacted or made and all charges for services performed by TENANT or any persons, firms or corporations on its behalf, or any subtenants, licensees or concessionaires of TENANT, from, in or upon the PREMISES, including orders accepted by means of electronic, telephonic, video, computer or other technology based systems whether existing now or developed in the future, orders taken upon the PREMISES for delivery from sources other than the PREMISES, and whether wholesale or retail, and whether cash or credit, including the amount of all consideration other than money received for any of the foregoing including, specifically, but not limited to, the amount of credit allowed for any trade-ins, but less refunds for merchandise returned for which cash has been refunded or credit given provided the sales price was originally included in Gross Sales. The amount of any sales and excise taxes, however imposed, computed or paid for sales from, in or upon the PREMISES shall, to the extent a specific record of the amount

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of such tax is made at the time of each sale and the amount thereof is expressly charged to the customer and included in sales, be deducted when determining Gross Sales. Merchandise transferred from the PREMISES to another store of TENANT or merchandise returned for credit to factories or jobbers shall not be included in determining Gross Sales. No deduction shall be permitted for uncollected or uncollectible credit or charge accounts.

    (c) BOOKS OF ACCOUNT AND LANDLORD'S RIGHT TO AUDIT. TENANT agrees to prepare in accordance with generally accepted accounting practice and to keep on the PREMISES or at its principal accounting office, accurate books of account and records of Gross Sales, including, but not limited to, all federal, state and local tax returns relating to Gross Sales, daily cash register and point of sale tapes, retained detail continuous tapes, sales slips, daily sales reports, cash receipts, the original records of all orders accepted by means of electronic, telephonic, video, computer or other technology based systems and sales journals, disbursement journals, general ledger(s), chart of accounts, bank statements including deposit slips, financial statements, and other support documents related to Gross Sales. All books and records, including tax returns, with respect to Gross Sales for any Lease Year or Partial Lease Year shall be kept by TENANT and open to examination or audit by LANDLORD for a period of four
(4) years following the close of such Lease Year or Partial Lease Year. In the event TENANT is delinquent in furnishing LANDLORD monthly Gross Sales statements for two (2) consecutive months, LANDLORD may conduct an examination or audit of TENANT'S books and records with the cost thereof, together with any charges occasioned thereby, to be the obligation of TENANT and to be paid to LANDLORD upon demand. In any other case where LANDLORD elects to examine or audit TENANT'S books and records and such examination or audit reveals that TENANT has understated Gross Sales by one percent (1%) or more, TENANT agrees to pay to LANDLORD the reasonable cost of such examination or audit. In the event the examination or audit discloses that TENANT has understated Gross Sales by three percent (3%) or more, LANDLORD may, in addition to the foregoing rights, terminate this lease. Any additional Percentage Rent found due and owing as a result of the examination or audit as well as a late charge (calculated as described in Article 12, Section 7) from the date such sums were due LANDLORD shall be immediately due and payable. If an examination or audit determines TENANT has paid excess Percentage Rent, the excess, less the cost of such examination or audit, shall be refunded by LANDLORD. In connection with an examination or audit, LANDLORD shall have the right to inspect the records of sales from any other store operated by TENANT, but only if such examination is necessary to ascertain Gross Sales from the PREMISES.

SECTION 3.  ADDITIONAL RENT

    In addition to the Fixed Minimum Rent and Percentage Rent, TENANT covenants and agrees to pay to LANDLORD, as "Additional Rent," any and all sums of money or charges to be paid by TENANT, whether designated Additional Rent or not, and such amounts, if not paid when due, shall be collectible with the next installment of Fixed Minimum Rent thereafter falling due and shall be subject to all provisions of this lease and of law as to default in the payment of Rent; provided, however, nothing herein shall be deemed to excuse or delay the obligation of TENANT to pay any amount of money or charge at the time the same becomes due under the terms of this lease.

SECTION 4.  COMMON AREA CHARGE

    (a) From and after the Rent Commencement Date, TENANT agrees to pay to LANDLORD as its "Common Area Charge," a proportionate share of the total cost and expense of (i) operating and maintaining the Common Areas on the Developer Parcel; (ii) operating and maintaining the Service Areas; (iii) operating and maintaining Shopping Center signs, whether on or off the Developer Parcel; (iv) operating and maintaining Common Utilities; (v) providing security for Common Areas on the Developer Parcel and all Service Areas; and (vi) providing on-and-off-site traffic control. Such cost and expense shall include, but not limited to: costs of management, operating, cleaning, maintaining, repairing, substituting and replacing Common Area, Service Area and Common Utility improvements (except to the extent proceeds of insurance or condemnation awards are available therefor); alterations or improvements required by governmental laws, rules or regulations not promulgated or applicable when originally constructed or installed; lighting, heating, ventilating and air conditioning; snow removal; striping, painting, replanting and maintaining landscaping; supplying music to the Enclosed Mall; all costs and expenses of providing trash removal, transportation, storage or processing services; providing commercial general liability, property damage, fire and extended coverage insurance and other insurance as LANDLORD deems appropriate; obtaining and providing public transportation or shuttle bus service to transport customers or employees on or off the Shopping Center; total compensation and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of employees; personal property taxes; supplies; fire protection and fire hydrant charges; water, sewer and runoff charges or fees; utility charges; license and permit fees; parking area surcharges or levies; reasonable depreciation of equipment used in operating and maintaining the Common Areas and Service Areas including an energy management system, if any, and rent paid for the leasing of any such equipment; and, for LANDLORD'S administrative costs with respect thereto, an amount equal to fifteen percent (15%) of the total cost and expense of all the foregoing items. To the extent that any utility services used in connection with Common Areas and Service Areas shall not be separately metered and billed by the local serving utility, LANDLORD shall provide submeters for such service and shall include with the foregoing, and amounts) determined by applying to the metered usage, the rate(s) that would be applicable if the local serving utility were providing direct service. TENANT'S Common Area Charge for each accounting period (or partial accounting period) shall be determined by multiplying LANDLORD'S total costs (less the contributions therefor made by occupants of the Mall Stores, if any, which do not front on the Enclosed Mall) by the ratio of the square feet of Gross Leasable Area within the PREMISES to the total square feet of Gross Leasable Area within the Mall Stores fronting on the Enclosed Mall which are from time to time occupied and open for business.

    (b) TENANT'S Common Area Charge shall be paid in monthly installments on the first day of each month in an amount to be estimated annually, by LANDLORD. Following the close of each of LANDLORD'S annual accounting periods, LANDLORD will furnish to TENANT a statement of the actual amount of TENANT'S Common Area Charge for such period. If the actual amount of TENANT'S Common Area Charge is less than the total amount theretofore paid by TENANT for such period, such excess shall be credited, first, to the payment of Rent due and unpaid, and the residue, if any, shall be credited against the next installment due from TENANT to

LANDLORD under this Section. If the actual amount of TENANT'S Common Area Charge exceeds the total amount paid by TENANT for such period, TENANT will pay to LANDLORD, within fifteen (15) calendar days following its receipt of LANDLORD'S statement, the amount shown as due thereon.

SECTION 5.  MERCHANTS ASSOCIATION/MARKETING FUND CHARGE

    (a) From and after the Rent Commencement Date, TENANT agrees to pay to LANDLORD on the first day of each month, the amount specified in Article 1,
Section 1(h), toward the expense of advertising and promotional activities for the benefit of the Shopping Center. LANDLORD has established (or may establish) either a Merchants Association or Marketing Fund in connection with such advertising and promotional activities. LANDLORD may, at any time, in its sole discretion, elect to substitute a Merchants Association for an existing Marketing Fund or a Marketing Fund for an existing Merchants Association. If a Marketing Fund is utilized, funds for advertising and promotional activities shall be expended by or under the direction of LANDLORD or its designated representative. If a Merchants Association approved by LANDLORD shall be in existence, funds collected by LANDLORD for advertising and promotional activities shall be delivered to such Merchants Association and LANDLORD shall have no obligation to account (except to said Merchants Association) for any such funds. TENANT agrees to join, maintain membership in and cooperate with any such Merchants Association. Notwithstanding the fact that all or a portion of the compensation and benefits of LANDLORD'S designated representative who shall oversee advertising and promotional activities, shall be paid from either the Marketing Fund or the treasury of the Merchants Association, such representative shall be under the exclusive control and supervision of LANDLORD who shall have the sole authority to employ, discharge and determine the annual compensation of such representative.

    (b)  The amount payable in Subsection (a) above and in the Addendum to
Article 8, Section 3(g) shall be adjusted at the end of the first Lease Year and annually thereafter by the lesser of five percent (5%) of the amount payable in the immediately preceding Lease Year or a percentage equal to the percentage increase, if any, in the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor for the month of February of each Lease Year over the Consumer Price Index for the immediately preceding adjustment date (or the Consumer Price Index published for the month immediately prior to the date of this lease in the case of the first such adjustment). If during the term of this lease the Bureau of Labor Statistics, United States Department of Labor, ceases to maintain said Consumer Price Index, such other index or standard which in LANDLORD'S judgment will most nearly accomplish the aim and purpose of the Consumer Price Index and the use thereof by the parties hereto shall be used in determining the amount of any such adjustment.

SECTION 7.  PROPERTY INSURANCE CHARGE

    TENANT agrees to pay to LANDLORD annually, in advance, for each Lease Year and a proportionate part thereof for any Partial Lease Year, the amount specified in Article 1, Section 1(j), as a contribution toward LANDLORD'S cost of carrying Property Insurance for the PREMISES. Such coverage shall be for those items set forth in Article 9,
Section 3, and shall specifically exclude TENANT'S personal property. If, due to increases in LANDLORD'S premiums, the contribution to be made by TENANT is less than TENANT'S share of LANDLORD'S cost of maintaining Property Insurance for the Mall Stores for any Lease Year, TENANT will pay to LANDLORD in addition to and at the time such increase totals ten percent (10%) or more of the amount provided under Article 1, Section 1(j), the total amount of such deficiency within fifteen (15) calendar days following its receipt of LANDLORD'S statement. For purposes hereof, TENANT'S share means the ratio determined by dividing the square feet of Gross Leasable Area within the PREMISES by the total square feet of Gross Leasable Area within the Mall Stores covered by LANDLORD'S policies set forth in Article 9, Section 3.

SECTION 8.  REAL ESTATE TAXES AND ASSESSMENTS

    (a) For the purpose of determining the amount of Real Estate Taxes to be paid by TENANT for any calendar year or part thereof during the term of this lease, the following definitions shall apply:

    (1) "Real Estate Taxes" mean (i) all general or ad valorem real estate taxes; (ii) assessments, both general and special, for public improvements or benefits, which shall, during the term hereof, be levied or assessed (and in the case of any prior assessments, the installments thereof which shall be payable during the term hereof) against or upon the land, buildings and other improvements within the Tax Parcel; provided, however, that with respect to any assessments levied against or upon the Tax Parcel and the improvements thereon which under the laws then in force may be paid in installments, there will be included within Real Estate Taxes with respect to any calendar year only the installment(s) of such assessment for such calendar year; and (iii) all costs and expenses paid or incurred by LANDLORD in connection with efforts to reduce or prevent increases in the amount of items (i) and (ii). The term Real Estate Taxes does not include any income, gross income, franchise, personal property, devolution, estate, inheritance or gift taxes.

    (2) "Tax Parcel" means the Developer Parcel and any additional land owned by LANDLORD improved for use as part of the Shopping Center, but excluding any portions thereof which are (i) separately assessed and taxed or are the subject of records maintained by the taxing authority from which the amount of tax fairly allocable to such portions may be determined; and/or (ii) billed to any entity other than LANDLORD or paid directly by an entity other than LANDLORD even though billed to LANDLORD.

    (3) "TENANT'S Share of Taxes" means a proportionate share of all Real Estate Taxes which may be levied or assessed against the Tax Parcel determined by multiplying the amount of such Real Estate Taxes by a fraction of which the numerator shall be the Gross Leasable Area of the PREMISES and the denominator shall be the total square feet of Gross Leasable Area of the buildings within the Tax Parcel which are from time to time occupied and open for business. For the purpose of this Section, the Gross Leasable Area in effect for any calendar year (or partial calendar year) for the buildings within the Tax Parcel shall be the average of the Gross Leasable Area occupied and open on the first day of each calendar month in such calendar year (or partial calendar year).

    (b) From and after the Rent Commencement Date, TENANT agrees to pay TENANT'S Share of Taxes to LANDLORD in monthly installments, in advance, on the first day of each month, in installment amounts to be estimated by LANDLORD. After tax bills have been issued which assess the Tax Parcel on the basis that the buildings and improvements thereon are fully completed, LANDLORD'S estimates of monthly installment amounts shall be based on the most recent tax bills. If the actual amount of TENANT'S Share of Taxes with respect to any calendar year, once determined, is less than the total amount theretofore paid by TENANT for such period, such excess shall be credited, first to the payment of Rent due and unpaid, and the residue, if any, shall be credited against the next installment due from TENANT to LANDLORD under this Section. If the actual amount of TENANT'S Share of Taxes exceeds the total amount paid by TENANT for such period. TENANT will pay to LANDLORD, within fifteen (15) calendar days following its receipt of LANDLORD'S statement, the amount shown as due thereon.

SECTION 9.  MUNICIPAL, COUNTY, STATE OR FEDERAL TAXES

    TENANT agrees to pay, before delinquency, all municipal, county, state or federal taxes levied, assessed or imposed upon its business operations, its leasehold interest and any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the PREMISES.

SECTION 10.  RENTAL TAXES

    Should any governmental taxing authority acting under any present or future law, ordinance, or regulation, levy, assess, or impose a tax, excise and/or assessment (other than net income or franchise tax) upon or against this lease, the execution hereof and/or the Rent payable by TENANT to LANDLORD, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, and whether or not evidenced by documentary stamps or the like, TENANT agrees to be responsible for and to pay such tax, excise and/or assessment, or to reimburse LANDLORD for the amount thereof, as the case may be.

SECTION 12.  PAYMENTS FOR FRACTIONAL MONTH

    If the Rent Commencement Date is other than the first day of a calendar month, or if the day on which this lease terminates is other than the last day of a calendar month, then TENANT will pay to LANDLORD Fixed Minimum Rent and any other items of Additional rent which are calculated on a monthly basis prorated on a per diem basis.

                    ARTICLE 6:  UTILITIES AND ENERGY CONSERVATION

SECTION 1.  UTILITY SERVICES AND CHARGES

    The type of utility services and the manner of payment with respect to all utilities to be utilized in the PREMISES are more fully set forth in Addendum No. 1, attached hereto and made a part hereof.

SECTION 2.  LANDLORD'S RIGHT TO DISCONTINUE SERVICES

    In the event LANDLORD shall be providing any utility services as set forth in Addendum No. 1, LANDLORD may discontinue furnishing such services if the charges therefor are not paid as provided in Addendum No. 1 upon five (5) calendar days written notice of its intention to do so and no resulting discontinuation shall be deemed an eviction or render LANDLORD liable to TENANT, in damages or otherwise, if the furnishing of any utility services to the PREMISES shall be interrupted or curtailed because of necessary repairs or improvements to LANDLORD'S system, damage to or destruction of any of LANDLORD'S equipment or disruption or curtailment of primary sources of supply. No interruption or termination of such services shall release TENANT from the performance of its obligations under this lease, nor shall it constitute a constructive eviction or permit any abatement or diminution of Rent. LANDLORD shall have the right at any time to cease to furnish utility services without any responsibility to TENANT except to connect such service facilities with such other sources of supply as may be available. If LANDLORD shall elect to discontinue furnishings any one or more of such utility services, TENANT shall thereafter pay charges for such service directly to the serving utility.

SECTION 3.  ENERGY CONSERVATION METHODS AND COMPLIANCE

    TENANT agrees, at its cost and expense, to cooperate with LANDLORD'S reasonable directives to reduce energy consumption on the PREMISES. This shall include, but not limited to, TENANT'S express agreement to pay to LANDLORD the cost of acquisition and installation of any existing or new central electrical demand control panel, and the repair, replacement and maintenance of such equipment as may become necessary in LANDLORD'S discretion throughout the term of this lease. In the event mandatory energy conservation is ordered by any governmental authority or if LANDLORD elects voluntarily to cooperate in energy conservation at the request of any governmental authority, including, but without limitation, a reduction of operating hours or lighting usage, TENANT agrees to observe such requirements so imposed and acknowledges that any reduction or conversation required shall not entitle TENANT to any abatement of Rent or damages for any injury or inconvenience occasioned thereby, nor shall it constitute a constructive eviction.

                               ARTICLE 7:  COMMON AREAS

SECTION 1.  DEVELOPMENT PLAN

    It is understood that Exhibit B indicates, in general, the present development of the Shopping Center. The same does not constitute a representation that the Shopping Center will remain as depicted thereon. LANDLORD, in operating the improvements on the Developer Parcel, and any Department Store, in operating the improvements on its Parcel, may each make such departures from the plan as such party, at its sole discretion, may from time to time find proper and LANDLORD may, at is discretion, change the location of other tenants and the nature of any occupancy of any Department Store or Mall Store at any time. TENANT also understands and agrees that LANDLORD and anyone claiming by, through or under LANDLORD, and any Department Store may, from time to time, undertake alterations of, additions to, or deletions from the buildings and/or Common Areas and/or Food Court or Food Court Areas on the Developer Parcel, the Parcels of the Department Stores and any lands added thereto, construct additional buildings or improvements and place permanent kiosks thereon and make alterations thereto, relocate and/or eliminate mall entrances, build additional stories on any buildings, construct a Food Court or Food Court Area, construct multi-story, elevated or underground parking facilities, and construct roofs, walls and any other improvements over, to or in connection with any part of the Shopping Center and mall areas in order to enclose or expand same.

SECTION 2.  USE OF COMMON AREAS

    LANDLORD grants to TENANT and its employees, agents, customers, business visitors, business guests, licensees and invitees during the term of this lease, but subject to Sections 1 and 3 of this Article 7, the non-exclusive use for pedestrian and vehicular traffic, as the case may be, of the Common Areas. Such use shall be in common with LANDLORD, other occupants of the Shopping Center and all others to whom LANDLORD has or may hereafter grant rights to use the same and shall be subject to such reasonable rules and regulations as LANDLORD may from time to time adopt governing the same. TENANT acknowledges and agrees that LANDLORD shall, at all times, have full control, management and direction of the Common Areas, including the right to utilize portions of the Common Areas for carnival type shows, rides, displays, product shows, the location of kiosks or such other uses which, in LANDLORD'S sole discretion, tend to benefit the customers of the Shopping Center. LANDLORD further reserves the right at any time to change the layout of the Common Areas, including the right to add to or subtract from their shape and size as well as to alter their location.

SECTION 3.  RIGHT TO CLOSE COMMON AREAS

    LANDLORD shall have the right to close all or any portions of the Common Areas to such extent as may, in the opinion of LANDLORD'S counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein and to close temporarily, if necessary, any part of the Common Areas in order to discourage non-customer parking, to permit alterations of existing buildings and other improvements or the construction of additional buildings and other improvements, including underground or multi-level parking facilities.

                            ARTICLE 8:  TENANT'S COVENANTS

SECTION 1.  TENANT'S USE OF PREMISES

    TENANT agrees to: (1) operate its business in the PREMISES under the trade name specified in Article 1, Section 1(l); and (ii) use the PREMISES solely for the permitted use specified in Article 1, Section 1(m) and for no other business or purpose. TENANT further agrees not to conduct catalog sales in or from the PREMISES except of merchandise which TENANT is permitted to sell "over-the-counter" pursuant to the provisions of this Article 8,
Section 1. TENANT recognizes that the specific limited use prescribed herein is a material consideration to LANDLORD in order that the Shopping Center will maintain an appropriate tenant mix so as to produce the maximum Gross Sales possible for all tenants and that the continued operation of a full service regional retail development will be assured. If TENANT'S business in the PREMISES is to be conducted pursuant to a franchise agreement, the existence and continuation of such franchise agreement is a material consideration to LANDLORD in entering into this lease and if such franchise agreement is terminated, LANDLORD shall be entitled to treat such event as an event of default and elect any of the remedies provided in Article 12.

SECTION 2.  TENANT'S COVENANT TO OPERATE

    (a) HOURS AND MANNER OF OPERATION. TENANT agrees to complete TENANT'S work and open the PREMISES for business to the public fully fixtured, stocked and staffed on the Rent Commencement Date, and thereafter throughout the term of this lease, to continuously operate in one hundred percent (100%) of the space within the PREMISES the business prescribed in Article 1, Section 1(m) on all business days during the hours of 10:00 a.m. until 9:30 p.m., Monday through Saturday and 12:00 noon until 5:30 p.m. on Sundays or such other hours as LANDLORD shall establish, from time to time, as the standard Shopping Center business hours. TENANT agrees it will not open earlier or close later than the hours established by LANDLORD as the standard Shopping Center business hours except that TENANT may open at 9:00 a.m. for the convenience of pedestrians in the Enclosed Mall provided that LANDLORD has opened the Enclosed Mall to pedestrian traffic at such earlier hour and TENANT agrees to observe such hours as LANDLORD may prescribe during special events, seasonal shopping periods, or such other times that LANDLORD determines that the standard hours should be modified. In operating its business, TENANT agrees to carry sufficient merchandise in the PREMISES at all times, but to warehouse, store and/or stock only such quantities of merchandise as are reasonably required to facilitate sales from the PREMISES. TENANT agrees to fully and adequately staff the PREMISES with sufficient sales personnel and to use for office, clerical or other non-selling purposes only such space in the PREMISES as is reasonably required for TENANT'S business therein (not including any other business of TENANT in locations other than the PREMISES). TENANT recognizes that the covenants of TENANT in this Article 8, Section 2 are a material consideration to LANDLORD in order that TENANT might produce the maximum Gross Sales possible from the PREMISES during the lease term.

    (b) OTHER OPERATIONS WITHIN TRADING AREA. TENANT agrees that so long as this lease remains in effect, TENANT, its parent corporation, subsidiaries and affiliated corporations (and any officer, director or shareholder owning capital stock of TENANT if TENANT be a corporation) and any person, firm, corporation or other entity who or which controls or is controlled by TENANT will not, either within the Shopping Center (except under lease from LANDLORD) or within the Trading Area specified in Article 1, Section 1(n) (measured from the closest perimeter of the Shopping Center), directly or indirectly, own, operate or be financially interested in, either itself or with others, a business like or similar to the business authorized to be conducted under Article 8, Section 1 hereof. Due to the difficulty in determining the extent to which LANDLORD would be damaged by reason of loss of Percentage Rent or otherwise in the event that TENANT should breach the foreging covenant, TENANT agrees that LANDLORD shall, in addition to any other remedies otherwise available to it, be entitled to add seventy-five percent (75%) of the Gross Sales (as defined in this lease) from any such location establishes in violation of the foregoing covenant to the Gross Sales from the PREMISES for the determination of Percentage Rent due under
Article 5, Section 2 hereof. TENANT agrees to furnish to LANDLORD an annual certified statement of Gross Sales from any such location(s) in accordance with
Article 5, Section 2.

SECTION 3.  TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY

    (a) NATURE OF USE. TENANT agrees to use and occupy the PREMISES in a careful, safe and proper manner, to commit no waste, and to keep the PREMISES in a clean and safe condition in accordance with this lease and in compliance with all laws, regulations, orders, ordinances and the lawful directions of proper public officers. TENANT'S use of the PREMISES shall be consistent with present standards of good shopping center operations and TENANT agrees not to permit solicitations, demonstrations, itinerant vending or any other activities inconsistent with such standards.

    (b) EXTRA HAZARDOUS ACTIVITY. TENANT agrees that if anything done, omitted to be done, or keep upon or about the PREMISES shall cause the rate of fire or other insurance on the PREMISES or any portion of the Shopping Center to be increased beyond the minimum rate which would be applicable to the PREMISES for the use permitted herein, TENANT will pay the amount of such increase to LANDLORD upon demand.

    (c) TRASH REMOVAL. TENANT will not permit the accumulation of rubbish, trash, garbage or other refuse in or around the PREMISES and will either remove same at TENANT'S expense or, if LANDLORD provides trash compactor service, utilize the service as LANDLORD directs. In the event TENANT fails to remove any accumulation of rubbish immediately upon notice to do so, LANDLORD shall have the rights provided Article 12, Section 5.

    (d) STOREFRONT SIGN. TENANT agrees, at its expense, to maintain in its storefront sign in a good state of repair. TENANT further agrees to remove such storefront sign upon the expiration or termination of this lease and to repair any damage which is caused by the erection, maintenance or removal of same.

    (e) ILLUMINATION OF SIGNS AND DISPLAYS. TENANT agrees to keep its storefront sign and the front ten feet (10') within the interior of the PREMISES, including showing or display windows, if any, illuminated until thirty
(30) minutes after the close of each business day. TENANT further agrees to maintain a night light within the PREMISES at all times the same is not open for business.

    (f) TENANT'S ADVERTISING WITHIN PREMISES. As to any position of the PREMISES which has an enclosed storefront, TENANT will not (i) affix any signs, placards, banners, pennants or advertising matter of any kind on the surface of any display window or customer door; (ii) place or suspend any signs, placards, banners, pennants or advertising matter of any kind, except "readers," within three feet (3') in depth in which case the rear wall of the display area may be utilized; nor (iii) place or suspend from the ceiling and/or walls of any vestibule area, any signs, placards, banners, pennants or advertising matter of any kind except that TENANT may place one (1) pedestal sign not to exceed six square feet (6) in area within any such vestibule so long as the same shall be at least five feet (5') behind the lease line. As to any portion of the PREMISES which has an open storefront, TENANT will not (i) place any merchandise, signs, placards or advertising matter of any kind within five feet (5') of the lease line; nor (ii) suspend from the ceiling or walls of the PREMISES within five feet (5') of the lease line any pennants, advertising matter, banners or signs of any type except departmental identification signs and motif or decor items which have received LANDLORD'S prior approval. All signs, placards, banners, pennants or other advertising matter permitted hereunder shall be professionally prepared. LANDLORD may, without notice and without any liability therefor, enter the PREMISES and remove any items installed or maintained by TENANT in violation of the provisions of this
Article 8, Section 3(f).

    (g)  ADVERTISING IN MEDIA.  AMENDED SEE ADDENDUM

    (h) CHARACTER OF OPERATIONS. In order to establish and preserve the character of the Shopping Center as a high quality retail development, TENANT will not conduct any type of auction, fire, bankruptcy, close out, distress, liquidation or going-out-of-business sales, nor conduct its business in the manner which is commonly known and accepted in the retail trade as a "wholesale store" or "outlet store" or "surplus store;" provided, however, that this provision shall not preclude periodic seasonal, promotional or clearance sales nor be deemed to give LANDLORD the right to approve or disapprove the price at which TENANT will offer its merchandise for sale.

    (i) ADDITIONAL GENERAL COVENANTS OF TENANT. TENANT will (i) keep the inside and outside of all glass in the doors and windows of the PREMISES clean;
(ii) not place or maintain any merchandise, sign or other thing of any kind in the vestibule or entry of the PREMISES or on the malls or walkways adjacent thereto or elsewhere on the exterior of the PREMISES (except signs permitted under Article 8, Sections 3[d] and 3[f] hereof); (iii) maintain the PREMISES in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (iv) regularly clean and, when necessary, replace all floor treatment (including carpet) which adjoins any Common Areas; (v) comply with all recommendations of any public or private agency having authority over insurance rates with respect to the use or occupancy of the PREMISES by TENANT;
(vi) install and maintain any fire extinguishing apparatus required by local regulations or the requirements of insurance underwriters; (vii) comply with all reasonable rules and regulations which LANDLORD may from time to time establish for the use and care of the PREMISES, Common Areas, Service Areas and other facilities and buildings on the Shopping Center; (viii) not advertise the PREMISES for sale, lease, sublease or any other transfer; (ix) not solicit business in the Common Areas, nor distribute handbills or other matter to customers nor place the same in or on vehicles in the Common Areas; (x) not park and require its employees to refrain from parking any vehicles on Shopping Center land except in such places as may be designated from time to time by LANDLORD for the use of TENANT and its employees, and furnish to LANDLORD or its agent or designee, within five (5) calendar days after request therefor, the license numbers of its own and its employees' vehicles, and if LANDLORD has so requested such numbers, will notify LANDLORD of any changes within five (5) calendar days after such changes occur, (xi) reimburse LANDLORD for the cost of towing away from the Shopping Center any vehicles of TENANT or its employees that are improperly parked; (xii) not use the PREMISES for any unethical, unlawful, disreputable or immoral purpose or in any other manner which might damage the reputation of the Shopping Center, (xiii) not use nor permit the use of any equipment or apparatus producing, reproducing or transmitting sound which is audible beyond the interior of the PREMISES; (xiv) not permit objectionable odors to emanate or be unreasonably dispelled from the PREMISES; (xv) not load or unload nor permit the loading or unloading of merchandise, supplies or other property except at the rear of the PREMISES or such other area designated by LANDLORD for such purposes; (xvi) use its best efforts to prevent the parking or standing of trucks, trailers, or other vehicles or equipment except when actually engaged in such loading or unloading; (xvii) not maintain nor permit any coin or token-operated machines of any nature within the PREMISES except vending machines located In non-sales areas which are solely for the use of TENANT'S employees; (xviii) not erect any satellite dishes, antennae, wiring or aerials upon the roof of the PREMISES or the building d which it is a part;
(xix) not permit the display or sale of catalogs other than catalogs exclusively promoting TENANT'S merchandise; and (xx) will keep its doors, if any, which front on the Enclosed Mail in an open position to promote the free flow of pedestrian traffic during the hours that TENANT'S store is open for business.

    (j) MECHANIC'S LIENS AND OTHER ENCUMBRANCES. TENANT will not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialman which might be or become a lien or encumbrance or charge upon the PREMISES or any part thereof or the income therefrom. TENANT will not enter into any mortgage, conditional sale, security agreement or like instrument nor suffer any other matter or thing whereby the estate, right and Interest of LANDLORD in the PREMISES or any part thereof might be impaired or diminished. If any lien or notice of lien on account of an alleged debt of TENANT or any notice of contract by a party engaged by TENANT or TENANT'S contractor to work on the PREMISES is fled against the PREMISES or any part of the Shopping Center, TENANT will, within ten (10) calendar days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, letter of credit or other adequate security. If TENANT fails to cause such lien or notice of lien to be discharged within such period, LANDLORD may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit, bond, or otherwise and TENANT shall reimburse LANDLORD for such amounts upon demand. In any event, LANDLORD will be entitled, if LANDLORD so elects, to compel the prosecution of a judgment in favor of the lienor with interest, costs and allowances. Nothing herein shall obligate TENANT to pay or discharge any lien created by LANDLORD.

    (k)  OPERATION OF TENANT'S HEATING, VENTILATING AND AIR CONDITIONING
SYSTEM.  TENANT agrees to operate its heating, ventilating and air conditioning
(VAC) system so as to adequately heat or cool the PREMISES, as the case may be, during the hours that TENANT'S store is open for business, and if the PREMISES has an entrance on any Enclosed Mail, to maintain at all times, whether or not TENANT is open for business, temperatures in the PREMISES consistent with the temperature in the Enclosed Mall so as not to cause any decrease or increase in the temperature in the Enclosed Mall when the same is being heated or cooled, as the case may be.

                         ARTICLE 9:  INDEMNITY AND INSURANCE

SECTION 1.  INDEMNIFICATION BY TENANT

    Commencing on the earlier of the Rent Commencement Date or the date upon which TENANT first enters upon the PREMISES, TENANT will indemnify, defend and hold harmless LANDLORD and/or any fee owner or underlying lessor(s) of the Developer Parcel or the Shopping Center from and against all claims, actions, liens, demands, expenses and judgments for loss, damage, or injury to property or persons resulting or occurring by reason of the construction, use or occupancy of the PREMISES by TENANT. If LANDLORD is made a party to any litigation commenced by or against TENANT, TENANT agrees to protect, defend and hold LANDLORD harmless therefrom and to pay all costs, expenses and reasonable attorney fees incurred or paid by LANDLORD in connection with such litigation.

SECTION 2.  COMMERCIAL GENERAL LIABILITY INSURANCE

    TENANT agrees to carry at its own expense, commercial general liability insurance covering the PREMISES and TENANT'S use thereof with companies and in a form satisfactory to LANDLORD. Such policy or policies shall include contractual liability, personal injury liability and product liability and shall have a minimum combined single limit of Three Million Dollars ($3,000,000.00) per occurrence and in the aggregate for bodily injuries and for property damage. The liability insurance required of TENANT may be provided under a primary and an excess limits policy covering the PREMISES and other property, provided that TENANT shall furnish a certificate of such policy to LANDLORD evidencing the minimum coverage referred to herein. The coverage may also be provided under a blanket liability policy, provided that the minimum limits required herein are provided under such policy on an aggregate per location basis. TENANT'S policy or policies shall name LANDLORD, The Richard E. Jacobs Group, Inc., and JG Shopping Center Management LLC (LANDLORD'S management company) as additional insureds and shall bear endorsements to the effect that the insurer agrees to notify LANDLORD not less than thirty (30) calendar days in advance of any modifications or cancellation thereof. TENANT shall deposit certificates evidencing such coverage with LANDLORD prior to the date of any use or occupancy of the PREMISES by TENANT.

                            SECTION 3.  PROPERTY INSURANCE

    LANDLORD agrees to carry policies insuring the Mall Stores and the Enclosed Mall, to the extent located on the Developer Parcel, against fire and such perils or loss as LANDLORD may deem appropriate, including at least those perils from time to time included in standard "all risk coverage" endorsements or policies and loss of rentals. LANDLORD'S coverage shall be in an amount equal to at least ninety percent (90%) of the replacement cost of such improvements and shall include so much of TENANT'S original construction pursuant to Exhibit C as are commonly called "leasehold improvements" or "betterments" and which are to remain upon TENANT'S vacating the PREMISES. Such policies shall not, however, include trade fixtures, furnishings, ceiling-hung chandeliers and other adornments, special equipment and personal property including, but not limited to inventory of TENANT, all of which TENANT agrees to insure, at its expense, against fire and such other risks as are from time to time included in standard "all risk coverage" endorsements or policies in an amount equal to at least ninety percent (90%) of replacement cost thereof. Prior to the Rent Commencement Date, TENANT agrees to furnish LANDLORD with a certificate evidencing such coverage, with companies and in a form satisfactory to LANDLORD.

                          SECTION 4.  WAIVER OF SUBROGATION

    LANDLORD and TENANT each hereby waive any rights they may have against the other, including but not limited to a direct action for damages, on account of any loss or damage occasioned to LANDLORD or TENANT, as the case may be (whether or not such loss or damage is caused by the fault, negligence or other tortious conduct, acts or omissions of LANDLORD or TENANT or their respective officers, directors, employees, agents or invitees), to their respective property, the PREMISES, its contents or to any other portion of the Shopping Center to the extent such property is or should have been covered by the property insurance required under this lease. The parties hereto each, on behalf of their respective insurance companies insuring the property of either LANDLORD or TENANT against any such loss, waive any right to subrogation that LANDLORD or TENANT or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

                SECTION 5.  LIMIT ON LANDLORD'S LIABILITY FOR DAMAGE

    Notwithstanding anything in this Article 9 to the contrary, LANDLORD shall not be responsible or liable for and TENANT hereby expressly waives all claims against LANDLORD for injury to persons or damage to TENANT'S property resulting from (i) water, snow or Ice being upon or coming through the roof, walls, windows or otherwise; (ii) wind, water or flooding; (iii) any act, omission or negligence of co-tenants or other persons or occupants of the Shopping Center;
(iv) the acts of any owners or occupants of adjoining or contiguous property; or
(v) failure of the electrical system, the heating or air conditioning systems, or the plumbing and sewer systems. LANDLORD shall not be liable for any damage occasioned by Its failure to keep the PREMISES in repair unless LANDLORD is obligated to make such repairs under the terms hereof, notice of the need for such repairs has been given LANDLORD, a reasonable time has elapsed and LANDLORD has failed to make such repairs.

                         ARTICLE 10:  REPAIRS AND ALTERATIONS

SECTION 1.  REPAIRS BY LANDLORD

    LANDLORD will keep and maintain the foundations, roof and Common Utilities up to the point of entry to the PREMISES and structural portions of the exterior walls of the PREMISES (excepting any walls which are installed by or on behalf of TENANT) in good condition and repair, except for repairs required thereto by reason of the acts of TENANT, its employees, agents, invitees, licensees, or contractors. TENANT agrees to give LANDLORD written notice of the necessity for repairs coming to the attention of TENANT. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or a taking by Eminent Domain, in which events the obligations of LANDLORD shall be controlled by Article 13 or Article 14 hereof, as the case may be.

SECTION 2.  REPAIRS BY TENANT

    Subject only to the specific obligations of LANDLORD set forth in this
Article 10, Section 1, TENANT will keep and maintain the PREMISES and every part thereof and any fixtures, facilities or equipment contained therein in good condition and repair, including, but not limited to, the heating, air conditioning, electrical, plumbing and sewer systems, floors, the exterior doors, security grilles, interior walls, ceilings, window frames and all portions of the storefront area, and shall make any replacements thereof and shall replace all broken and cracked glass. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or a taking by Eminent Domain, in which events the obligations of TENANT shall be controlled by Article 13 or Article 14 hereof, as the case may be.

SECTION 3.  ALTERATIONS OR IMPROVEMENTS BY TENANT

    TENANT shall not make or permit to be made any alterations, additions, or improvements of any kind or nature to the PREMISES or any part thereof, including any exterior walls or the exterior face of service corridor walls, without first obtaining the written consent of LANDLORD, which consent shall be at LANDLORD'S sole discretion (unless required by code or under any local, state or federal law or regulation In which event LANDLORD'S consent shall not be unreasonably withheld). If LANDLORD grants consent, TENANT shall make such alterations, additions or improvements in accordance with applicable provisions of Exhibit C, applicable laws and building codes and in good and workmanlike manner, LANDLORD'S review or approval of the plans, specifications and drawings for TENANT'S alterations shall create no responsibility or liability on the part of LANDLORD for their completeness, design sufficiency, or compliance with all laws, rules and regulations, all of which shall be TENANT'S sole responsibility. TENANT agrees to promptly repair any damage to the PREMISES or to the building of which the PREMISES is a part caused by such alterations, additions or Improvements by TENANT. Notwithstanding the above, LANDLORD in its discretion reserves the right to require TENANT, at its expense, to make alterations to any exterior walls or service corridor walls, which alterations may include but are not limited to, requiring windows to be located in same and in such event, TENANT agrees to comply with all applicable provisions of this Article 10, Section 3.

SECTION 4.  REMOVAL OF IMPROVEMENTS

    Except as otherwise provided herein, all items of construction, primary lighting fixtures, heating and air conditioning equipment, and all alterations, installations, additions and other leasehold improvements made by TENANT will become the property of LANDLORD and may not be removed from the PREMISES. All trade fixtures, furniture, furnishings and signs installed in the PREMISES by TENANT will remain the property of TENANT and may be removed upon the expiration or earlier termination of the term of this lease; provided (i) that any of such Items as are affixed to the PREMISES and require severance may be removed only if TENANT repairs any damage caused by such removal so that the PREMISES is restored to the condition existing immediately prior to such removal; and (ii) that TENANT has fully performed all of the covenants and agreements to be performed by TENANT under the provisions of this lease. If TENANT falls to remove such items from the PREMISES prior to the expiration or earlier termination of this lease, all trade fixtures, furniture, furnishings and signs shall become the property of the LANDLORD unless LANDLORD elects to require their removal, in which case TENANT will promptly remove same and restore the PREMISES to its prior condition. In the event TENANT falls to remove its trade fixtures, furniture, furnishings, and signs, LANDLORD, In its sole discretion, may deem such Items to be abandoned by TENANT, and LANDLORD shall have the right to dispose of same, which shall not be construed or deemed as a realization on such property and which shall In no way Impair LANDLORD'S right to pursue any outstanding Rent due hereunder as otherwise provided, and shall not affect LANDLORD'S right to declare TENANT to be a holdover.

                        ARTICLE 11:  ASSIGNING AND SUBLETTING

SECTION 1.  NO ASSIGNING OR SUBLETTING

    TENANT will not, voluntarily, involuntarily or by operation of law, assign, sell, mortgage, pledge or in any manner transfer this lease or any interest therein (all of which shall be deemed to constitute an assignment for purposes of this lease), nor sublet the PREMISES or any part thereof, nor license concessions nor lease departments In the PREMISES (all of which shall be deemed to constitute a sublease for purposes of this lease), notwithstanding any references herein to assignees, sublessees or other persons. LANDLORD has entered into this lease with TENANT in order to obtain for the benefit of the entire Shopping Center the unique attraction of TENANT'S trade name, merchandising mix and the product line associated with TENANT'S business as described in Article 8, Sections 1 and 2, respectively, and the prohibition on assignment or subletting or the like provided for In this Article 11 is expressly agreed to by TENANT as an Inducement to LANDLORD to enter into this lease. In the event of a purported subletting of all or any part of said PREMISES or purported assignment of this lease, it is mutually agreed that TENANT will nevertheless remain fully and primarily liable under the terms, covenants and conditions of this lease. At LANDLORD'S election, LANDLORD may consider any purported subletting or assignment a default and elect any remedies provided in Article 12. If this lease is assigned or if the PREMISES or any part thereof be subleased or occupied by anybody other than TENANT in contravention of this lease, LANDLORD may, nevertheless, collect from the assignee, sublessee or occupant any Rent payable by TENANT under this lease and apply the amount collected to Rent herein reserved, but such election by LANDLORD will not be deemed an acceptance of the assignee, sublessee or occupant as TENANT nor a release of TENANT from performance under this lease.

SECTION 2.  CHANGE IN OWNERSHIP

    If TENANT or any guarantor of this lease is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute a prohibited assignment of this lease for all purposes of this
Article 11: (i) the merger, consolidation, liquidation or reorganization of such corporation; and/or (ii) the sale, Issuance, or transfer, cumulatively or in one transaction, of any voting stock, by TENANT or any guarantor of this lease or the stockholders of record of either as of the date of this lease, which results in a change in the voting control of TENANT or the guarantor of this lease, except any such transfer by inheritance or testamentary disposition.

    If TENANT or any guarantor of this lease is a partnership, joint venture, trust, limited liability company, unincorporated association or other business entity, then the sale, issuance or transfer of a controlling interest therein, or the transfer of a majority interest in or a change In the voting control of any partnership, joint venture, trust, limited liability company, unincorporated association or other business entity which directly or indirectly controls TENANT, or the transfer of any portion of any general partnership or managing interest in TENANT or in any such entity, shall be deemed to be a prohibited assignment of this lease, except any transfer by Inheritance or testamentary disposition.

                          ARTICLE 12:  DEFAULT AND REMEDIES

SECTION 1.  EVENTS OF DEFAULT

    This lease is made upon the condition that TENANT will punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth and the occurrence of any of the following shall constitute an event of default and a breach of this lease by TENANT:

    (a) Any item comprising Rent required to be paid by TENANT remaining in arrears and unpaid for ten (10)calendar days after written notice from LANDLORD to TENANT of delinquency; provided that if within any twelve (12) consecutive calendar month period TENANT is delinquent in the payment of Rent more than two
(2) times and LANDLORD shall have served upon TENANT two (2) or more ten (10) calendar day notices of delinquency, the requirements for notice and the ten
(10) calendar day grace period shall be deemed waived by TENANT for the balance of such twelve (12) consecutive calendar month period and any further arrearage In Rent during the balance of such twelve (12) consecutive calendar month period shall constitute an event of default on the day same was due;

    (b)  The PREMISES shall be vacated or abandoned;

    (c) This lease shall be assigned or the PREMISES sublet in contravention of Article 11;

    (d) There shall be an attachment, execution or other judicial seizure of substantially all of TENANT'S assets located in the PREMISES or of TENANT'S interest in this lease;

    (e) TENANT, or any guarantor of this lease, shall file a petition in bankruptcy or be adjudicated a bankrupt, file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, make an assignment for the benefit of creditors or if a trustee, receiver or liquidator of all or a substantial part of TENANT'S or any guarantor's properties or of the PREMISES shall be appointed in any action, suit or proceeding by or against TENANT or any guarantor and such proceeding or action shall not have been dismissed within thirty (30) calendar days after such appointment;

    (f) With the exception of items (a) through (e) above, a failure by TENANT to observe or perform any of the other covenants, agreements or conditions of this lease on the part of TENANT to be kept or performed and said failure shall continue for a period of ten (10) calendar days after written notice thereof from LANDLORD to TENANT (unless such default cannot reasonably be cured within ten [10] calendar days and TENANT shall, within such period, commence such cure and thereafter diligently prosecute the same to completion).

    (g) TENANT shall be in default on or before the Rent Commencement Date hereof under a prior lease with LANDLORD for the PREMISES or other premises within the Shopping Center which default remains uncured or resulted in TENANT'S dispossession of the PREMISES or such other premises within the Shopping Center.

SECTION 2.  LANDLORD'S REMEDIES

    Should any of the foregoing events of default occur, LANDLORD, at its option, may exercise the following remedies:

    (a) LANDLORD may terminate this lease and re-enter the PREMISES and take possession thereof with full right to sue for and collect all sums or amounts with respect to which TENANT may be in default and accrued up to the time of such entry, Including damages to LANDLORD by reason of any breach or default on the part of TENANT, and TENANT'S liability under all of the provisions of this lease shall continue thereafter notwithstanding any such termination or re-entry by LANDLORD;

    lb) LANDLORD may retake possession of the PREMISES, by summary proceedings or otherwise, without terminating this lease, and the commencement and prosecution of any action by LANDLORD In forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the PREMISES, or the recovery of possession without resort to legal process including, without limitation. the termination of utility service to, removal of personal property from and the changing of locks upon the PREMISES, shall not be construed as an election to terminate this lease or to absolve or discharge TENANT from any of its obligations and liabilities for the remainder of the term of this lease, and TENANT will, not withstanding such reentry, continue to be liable for the payment of Rent and the performance of the other covenants and conditions hereof and will pay to LANDLORD all deficits after any such reentry in monthly installments as the amounts of such deficits from time to time are ascertained; provided that LANDLORD may at any time following such reentry during the remaining unexpired term hereof, without further notice to TENANT, terminate this lease; and/or

    (c) LANDLORD may bring suit for the collection of all sums or amounts with respect to which TENANT may be in default and/or all damages attributable to any default by TENANT, or any action seeking injunctive relief to specifically enforce the covenants of TENANT in this lease, or any other suit or proceeding for any other relief available to LANDLORD at law or In equity. For purposes hereof, such Rent to which LANDLORD shall be entitled to recover as damages in the event of TENANT'S default shall include, but not be limited to, the greatest effective Rent paid or accrued throughout the term of this lease. Effective Rent shall be defined as the sum of Fixed Minimum Rent and Percentage Rate due LANDLORD from TENANT in any full or Partial Lease Year.

    A termination of this lease by LANDLORD or the recovery of possession of the PREMISES by LANDLORD, or any voluntary or other surrender of this lease by TENANT or a mutual cancellation thereof, shall not work a merger and shall, at the option of LANDLORD, terminate all or any existing franchises, concessions, licenses, permits, subleases, subtenancies, departmental operating arrangements or the like between TENANT and any third party with respect to the PREMISES, or may, at the option of LANDLORD, operate as an assignment to LANDLORD of TENANT'S Interest in the same.

    Should LANDLORD terminate this lease or retake possession of the PREMISES without terminating this lease, LANDLORD may enter upon the PREMISES and remove TENANT, TENANT'S agents, sublessees, licensees, franchisees and invitees and their property without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. In the event LANDLORD relets the PREMISES to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) and at the time of such reletting there exists within the Shopping Center vacant Mall Store space of a size which could accommodate the replacement tenant for the PREMISES (the "Alternate Space"), no amount of the Rent received by LANDLORD for the reletting of the PREMISES shall be credited against the obligation of TENANT to pay Rent under this lease until such time, if ever, during the remainder of the term of this lease as no Alternate Space exists. Thereafter, all Rent received by LANDLORD from such reletting shall be applied, first, to the payment of any costs and expenses of such reletting, including brokerage commissions, attorney's fees and costs of placing the PREMISES in a tenantable condition or otherwise; second, to the payment of any damages or Indebtedness other than Rent due hereunder from TENANT to LANDLORD; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by LANDLORD and applied in payment of future Rent as the same may become due and payable hereunder. LANDLORD may immediately upon the making of such new lease or the creation of such new tenancy accelerate the balance of the Rent due under the terms of this lease and TENANT shall be responsible for the deficiency in Rent for the balance of the term of this lease. In determining the Percentage Rent component of the aggregate Rent payable by TENANT hereunder, the greatest effective Rent paid or accrued throughout the term of this lease shall be used. If such lease or tenancy is made for a shorter term than the balance of the term of this lease, any such action brought by LANDLORD to collect the deficit for that period shall not bar LANDLORD from thereafter suing for any loss accruing for the balance of the unexpired term of this lease. If the tenant under any such replacement lease defaults In the payment of Rent, any previous action against TENANT to accelerate the balance of the Rent due hereunder shall not bar LANDLORD from thereafter suing for any additional loss accruing for the balance of the unexpired term of this lease resulting from the defaults of the replacement tenant, up to the full amount of the Rent due under this lease for the remainder of the term. In connection with any such reletting, LANDLORD reserves the right to subdivide or expand the PREMISES or otherwise change the size and/or configuration thereof without in any way affecting TENANT'S liability hereunder. Should LANDLORD relet the PREMISES to another tenant in the Shopping Center, thereby causing an Interruption in the payment of Rent accruing under the lease for such other tenant's previous location within the Shopping Center, TENANT shall become and remain liable for the payment of any such sums as they otherwise would have accrued, to the extent the same do not exceed the amounts which would otherwise be payable by TENANT to LANDLORD hereunder. Nothing contained in this Article 12 or elsewhere In this lease shall obligate LANDLORD to attempt to relet the PREMISES under any circumstances during the term created hereunder.

SECTION 3.  REMEDY FOR FAILURE TO OPEN OR OPERATE

    Recognizing the difficulty or impossibility of determining LANDLORD'S damages for loss of Percentage Rent anticipated from TENANT and/or occupants of the Shopping Center or for loss of value of the Shopping Center because of diminished salability, mortgagability, adverse publicity or appearance which may result from any one or more of the events hereinafter enumerated, LANDLORD and TENANT covenant and agree that in the event that TENANT (i) falls to take possession of, construct and thereafter open the PREMISES for business, fully fixtured, stocked and staffed on the Rent Commencement Date; or (ii) vacates or abandons the PREMISES; or (iii) ceases to operate TENANT'S business within the PREMISES In full compliance with the use and business hours requirements of
Article 8, Sections 1 and 2 hereof, then and In any of such events, LANDLORD shall have the right, at Its option to (a) collect not only the Rent reserved, but also an amount equal to three-fourths (3/4) of the Rent reserved for the period or periods during which any of the aforementioned events shall continue, prorated on a daily basis for each and every day during such period, such additional amount to constitute liquidated damages for TENANT'S breach, which the parties agree represents a reasonable estimate of LANDLORD'S damages sustained by reason of TENANT'S breach, and/or (b) to treat such action or omission by TENANT as an event of default as hereinabove described and to exercise any remedy therefor, whether reserved in this lease or available at law or In equity. For purposes of this Article 12, the terms "vacate(s)" and "abandon(s)" shall not be abrogated because TENANT may have left all or any part of its trade fixtures, furniture, furnishings or stock-in-trade within the PREMISES.

SECTION 4.  DEFAULT IN OTHER CENTERS

    The Shopping Center identified in this lease is one of several shopping centers operated by LANDLORD'S agent. LANDLORD and TENANT herein expressly recognize that part of the Inducement for LANDLORD, by and through Its agent, The Richard E. Jacobs Group, Inc., to enter into this lease with TENANT In this Shopping Center Is the performance of TENANT and/or any affiliate of TENANT of all of Its obligations with respect to Its lease for space In one or more of such other shopping centers. To this end, any default by TENANT, or any parent, subsidiary, or affiliate of TENANT under any lease in any shopping center law . managed, or otherwise operated or owned, In whole or In part, by LANDLORD, The Richard E. Jacobs Group, Inc. (or its affiliates), Center Ridge Co., Commercial Realty Management Co. or Weston Management Company Limited Partnership, whether such other lease Is executed prior or subsequent to the date of this lease, shall at LANDLORD'S option constitute a default by TENANT hereunder.

SECTION 5.  LANDLORD'S RIGHT OF SELF-HELP

In addition to LANDLORD'S rights of self-help set forth elsewhere in this lease, if TENANT at any time falls to pay any taxes, assessments or liens, to make any other payment or to perform any act required by this lease in a manner reasonably satisfactory to LANDLORD. Including repairs to the PREMISES, LANDLORD, without warning or releasing TENANT from any obligation or default under this lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of TENANT. All sums so paid by LANDLORD and all costs and expenses Incurred In connection therewith will constitute Additional

Rent payable by TENANT to LANDLORD upon billing by LANDLORD or LANDLORD may, in its sole discretion, apply all or any portion of any Security Deposit toward the satisfaction of said sums.

SECTION 6.  NO LIMITATION OF RIGHTS AND REMEDIES

    All rights and remedies of LANDLORD herein enumerated shall be cumulative and shall not be construed to exclude any other remedies allowed at law or in equity.

SECTION 7.  LATE CHARGE

    All sums (i) payable by TENANT to LANDLORD under this lease, including, but not limited to Rent and any amounts due LANDLORD or LANDLORD'S contractor under Exhibit C; or (ii) expended by LANDLORD on behalf of TENANT pursuant to Section 5 of this Article 12, is not paid when due, will accrue a late charge from the date due as set forth in this lease until paid at the rate of one and one-half percent (1 1/2%) per month or the maximum lawful contract rate, whichever is less, said late charge to be deemed Additional Rent payable by TENANT to LANDLORD upon billing by LANDLORD.

SECTION 8.  ATTORNEYS' FEES

    If either LANDLORD or TENANT institutes any action or proceeding or asserts any counterclaim against the other relating to the provisions of this lease or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expense of attorneys' fees, costs, expenses and disbursements incurred by the successful party before, during and after trial and on appeal.

SECTION 9.  WAIVER OF TRIAL BY JURY

    To the extent permitted by applicable law LANDLORD and TENANT hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either LANDLORD or TENANT against each other on any matter arising out of or in any way connected with this lease, the relationship of landlord and tenant or TENANT'S use or occupancy of the PREMISES.

                   ARTICLE 13:  DAMAGE, DESTRUCTION AND RESTORATION

    In the event that the PREMISES is damaged by any peril covered by LANDLORD'S Insurance to the extent of less than twenty-five percent (25%) of the cost of replacement of the PREMISES, the damage to the PREMISES will promptly be repaired by LANDLORD at LANDLORD'S expense, but in no event shall LANDLORD be required to repair or replace TENANT'S stock-in-trade, trade fixtures, furniture, furnishings or other items of personal property which TENANT is obligated to insure pursuant to Article 9, Section 3. in the event of any damage and (i) LANDLORD Is not required to repair as hereinabove provided; or (ii) the PREMISES is damaged to the extent of twenty-five percent (25%) or more of the cost of replacement; or (iii) the building of which the PREMISES is a part is damaged to the extent of fifty percent (50%) or more of the cost of replacement; or (iv) such damage occurs during the last three (3) Lease Years of the term, LANDLORD may elect either to repair or rebuild the PREMISES or the building of which the PREMISES is a part as the case may be, or to terminate this lease upon giving notice of such election in writing to TENANT within ninety (90) calendar days after the happening of the event causing the damage. If the casualty, repairing, or rebuilding shall render the PREMISES untenantable, in whole or in part, a proportionate abatement of the Rent shall be allowed from the date when the damage occurred until the date LANDLORD completes the repairs or rebuilding, said proportion to be computed on the basis of the rotation which the Gross Leasable Area of the space rendered untenantable bears to the Gross Leasable Area of the PREMISES. If LANDLORD Is required or elects to repair the PREMISES as herein provided, TENANT will repair or replace Its stock-in-trade, trade fixtures, furniture, furnishings and other items of personal property which TENANT is obligated to insure in a manner and to at least a condition equal to that prior to its damage or destruction.

                             ARTICLE 14:  EMINENT DOMAIN

SECTION 1.  ALL OF PREMISES TAKEN

    If the whole of the PREMISES is taken by any public authority under the power of Eminent Domain, this lease shall terminate as of the date possession is taken by such public authority and TENANT shall pay Rent up to that date with an appropriate refund by LANDLORD of such Rent as may have been paid in advance for a period subsequent to the date of the taking.

SECTION 2.  LESS THAN TWENTY-FIVE PERCENT (25%) OF PREMISES TAKEN

    If less than twenty-five percent (25%) of the Gross Leasable Area of the PREMISES is taken, this lease shall terminate only with respect to the part taken as of the date possession Is taken by such public authority, and TENANT shall pay Rent up to that date with an appropriate refund by LANDLORD of such Rent as may have been paid in advance for a period subsequent to the date of the taking and, thereafter, the Rent shall be equitably adjusted and LANDLORD will, at its expense, make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remainder of the PREMISES a complete architectural unit.

SECTION 3.  TWENTY-FIVE PERCENT (25%) OR MORE OF PREMISES TAKEN

    If twenty-five percent (25%) or more of the Gross Leasable Area of the PREMISES Is taken, this lease shall terminate only with respect to the part so taken as of the date possession is taken by such public authority, and TENANT shall pay Rent up to that date with an appropriate refund by LANDLORD of such Rent as may have been paid in advance for a period subsequent to the date of the taking, and either party shall have the right to terminate this lease upon notice in writing to the other party given within thirty (30) calendar days from the date of such taking. If neither party elects


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

to so terminate, all of the terms herein provided will continue In effect except that Rent shall be equitably adjusted and LANDLORD will, at its expense, make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remainder of the PREMISES a complete architectural unit.

SECTION 4.    MORE THAN FIFTY PERCENT (50%) OF THE GLA OF THE MALL STORES TAKEN

    If more than fifty percent (50%) of the Gross Leasable Area of the Mail Stores or more than fifty percent (50%) of the parking area within the Shopping Center is taken, either party shall have the right to terminate this lease upon notice In writing to the other party given within thirty (30) days from the date of such taking. If this lease is not so terminated in its entirety, this lease shall terminate only with respect to that portion of the Gross Leasable Area of the PREMISES taken, if any, as of the date possession is taken by such public authority, whereupon TENANT shall receive an appropriate refund by LANDLORD of any Rent paid in advance with respect to that portion of the PREMISES taken, and the Rent shall be equitably adjusted for the remainder of the term; furthermore, LANDLORD shall, at Its expense, make all necessary repairs and alterations to the basic building and exterior work so as to make the PREMISES, or the remainder thereof in the event a portion of the PREMISES is taken, a complete architectural unit.

SECTION 5.  LANDLORD'S RESTORATION OBLIGATION

    In the event LANDLORD is obligated to restore the PREMISES to a complete architectural unit pursuant to this Article 14, LANDLORD will not be required to spend for such work an amount in excess of amount received by LANDLORD as damages for the part of the PREMISES so taken, less any amount paid LANDLORD'S mortgagee from such award.

SECTION 6.  OWNERSHIP OF AWARDS

    In the event the Shopping Center, the Developer Parcel, the PREMISES or any portions thereof are taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by a competent authority in appropriation proceedings or by the exercise of any right of Eminent Domain, the entire compensation award therefor, including, but not limited to, all damages as compensation diminution in value of the leasehold, reversion, and fee, shall belong to LANDLORD without any deduction therefrom for any present or future estate of the TENANT, and TENANT hereby assigns to LANDLORD all its right, title and interest to any such award. Although all damages In the event of any condemnation to belong to LANDLORD, whether such damages are awarded as compensation for diminution in value the leasehold, reversion or to the fee of the PREMISES, TENANT shall have the right to claim and rec from the condemning authority, but not from LANDLORD, such compensation as may be separately awarded or recoverable by TENANT in TENANT'S own right on account of damage to TENANT'S business by reason of the taking and for or on account of any cost or loss to which TENANT might be put removing TENANT'S merchandise, furniture, fixtures, improvements and equipment.

                      ARTICLE 15:  SUBORDINATION AND ATTORNMENT

    Upon written request or notice by LANDLORD, concurred in by any mortgagee, trustee or security holder of the Developer Parcel or any part thereof which includes the PREMISES, or by any person, firm corporation intending to become a mortgagee, trustee, or security holder, TENANT agrees to subordinate its rights under this lease to the lien or liens of any mortgage, deed of trust or other method of financing refinancing now or hereafter existing and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgage or deed of trust or security holder under a different method of financing shall agree recognize this lease of TENANT In the event of foreclosure if TENANT is not in default. TENANT also agrees that any mortgagee, trustee or security holder may elect to have this lease prior to the lien of its mortgage deed of trust or other method of financing, and in the event of such election and upon notification by such mortgages, trustee or security holder to TENANT to that effect, this lease shall be deemed prior in lien (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to mortgage, deed of trust or other method of financing, whether this lease is dated prior to or subsequent the date of said mortgage, deed of trust or other method of financing. TENANT agrees that upon ten (10) calendar days prior written request from LANDLORD, any mortgagee or any trustee named in such mortgage or deed of trust or security holder under a different method of financing, it will execute and deliver whatever instruments may be required for such purposes. TENANT will, in the event of the sale assignment of LANDLORD'S interest in the Developer Parcel or in the event of any proceedings brought if the foreclosure of, or in the event of the exercise of the power of sale under any mortgage covering the Developer Parcel, attorn to and recognize such purchaser or mortgagee as LANDLORD under this lease.

                          ARTICLE 16:  ESTOPPEL CERTIFICATES

    At any time and from time to time, TENANT agrees, upon ten (10) calendar days prior written request from LANDLORD, to execute, acknowledge and deliver to LANDLORD, or to LANDLORD'S mortgagee(s), or any other party designated by LANDLORD or LANDLORD'S mortgagee(s), a statement in writing and form and substance satisfactory to LANDLORD certifying to all or any part of the following information LANDLORD shall request to the extent that the same is then true and ascertainable: (i) that this lease constitutes the entire agreement between LANDLORD and TENANT and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications);, (ii) the date to which the Rent hereunder has been paid, and the amount of any security deposited with LANDLORD:
(iii) that the PREMISES has been completed on or before the date of such letter and that all conditions precedent to the Rent Commencement Date have been carried out; (iv) that TENANT has accepted possession, is occupying the PREMISES and knows of no defaults or offsets which TENANT has against the enforcement of this lease by LANDLORD; (v) the Rent Commencement Date of this lease and the expiration date of this lease; (vi) that TENANT'S store is open for business; and (vii) any to matters relating to the status of the lease, the condition of the PREMISES and the operation of TENANT business as shall be requested by LANDLORD.


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

                             ARTICLE 17:  QUIET ENJOYMENT

    LANDLORD covenants and agrees that if TENANT performs all the covenants and agreements herein stipulated to be performed on TENANT'S part, TENANT will, at all times during the continuance hereof, the peaceable and quiet enjoyment and possession of the PREMISES without any manner of let or hindrance from LANDLORD or any person or persons lawfully claiming the PREMISES.

                           ARTICLE 18:  ACCESS TO PREMISES

    LANDLORD shall have free access to the PREMISES at all reasonable times for the purpose of examining the same or making any alterations or repairs to the PREMISES and/or adjacent areas that LANDLORD deems necessary and during the last three (3) months of the term for the purpose of exhibiting the PREMISES and putting up the usual notice "to Rent," which notice shall not be removed, obliterated or hidden by TENANT. Any such entry by LANDLORD will be undertaken in a manner so as to cause as little Inconvenience as Is reasonably practicable. The exercise of such right of access shall not be deemed an eviction or disturbance of TENANT nor will TENANT be allowed any abatement of Rent for inconvenience occasioned thereby.

                          ARTICLE 20:  LIABILITY OF LANDLORD

    Anything in this lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of LANDLORD are made and intended not for the purpose of binding LANDLORD personally or the assets of LANDLORD but are made and intended to bind only the LANDLORD'S Interest in the PREMISES and Developer Parcel, as the same may, from time to time, be encumbered. If LANDLORD, or any successor or assign, fails to perform any covenant, term or condition of this lease upon LANDLORD'S part to be performed and as a consequence of such default TENANT recovers a money judgment against LANDLORD, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of LANDLORD in the PREMISES and the Developer Parcel (as the same may then be encumbered) and no personal liability shall at any time be asserted or enforceable against LANDLORD or Its stockholders, officers, partners, members or managers or their respective heirs, legal representatives, successors and assigns on account of the lease or on account of any covenant undertaking or agreement of LANDLORD In this lease. It is understood that in no event shall TENANT have the right to levy execution against any property of LANDLORD other than its Interest in the PREMISES and the Developer Parcel as hereinbefore expressly provided. In the event of any transfer(s) of LANDLORD'S interest in the PREMISES or the Developer Parcel, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of LANDLORD accruing from and after the date of such transfer.

                      ARTICLE 21:  LIABILITY OF EXECUTING AGENT


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

    This lease is executed by The Richard E. Jacobs Group, Inc. not personally, but as agent for LANDLORD in the exercise of the power and authority conferred on it by LANDLORD. It is expressly understood and agreed that nothing in this lease will be construed as creating any liability whatsoever against said corporation, Its shareholders, officers or directors and, in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained to the end that LANDLORD, as principal, will be solely responsible therefor.

                              ARTICLE 22:  MISCELLANEOUS


SECTION 1.  NOTICES

    Any notice or consent to be given or on behalf of either party to the other shall be in writing and will be deemed given when notice or consent is mailed by registered or certified mail, return receipt requested, or, if sent by Federal Express or other overnight courier which provides written evidence of delivery, upon the day such delivery to the overnight courier is made, addressed to LANDLORD at the address hereinabove specified, and to TENANT at the address hereinabove specified, or the PREMISES, or at such other address as may be specified from time to time by written notice sent to the other party in compliance with this section.

SECTION 2.  ACCORD AND SATISFACTION

    No payment by TENANT or receipt by LANDLORD of a lesser amount than the Rent herein stipulated will be deemed to other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD'S right to recover the balance of such Rent or pursue any other remedy provided for in this lease or available at law or in equity.

SECTION 3.  WAIVER

    No waiver of any condition or legal right or remedy shall be implied by the failure of LANDLORD to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant will be valid unless it be in writing signed by LANDLORD. No waiver by LANDLORD in respect to one or more tenants or occupants of the Shopping Center shall constitute a waiver in favor of any other tenant, nor will the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant. The mention in this lease of any specific right or remedy shall not preclude LANDLORD from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity and for the purpose of any suit by LANDLORD brought or based on this lease, this lease shall be construed to be a divisible contract, to the end that successive actions may be maintained as successive periodic sums shall mature under this lease. It is further agreed that failure to include in any suit or action any sum then matured shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted.

SECTION 4.  BROKER'S COMMISSION

    LANDLORD and TENANT warrant that there are no claims for broker's commissions or finder's fees in connection with their execution of this lease and agree to indemnify and save each other harmless from any liability that may arise from such claim, including reasonable attorney's fees.

SECTION 5.  INTERPRETATION

    Wherever either the word "LANDLORD" or "TENANT" is used in this lease, it shall be considered as meaning "LANDLORD'S" or "TENANT'S" respectively, wherever the context permits or requires, and when the singular and/or neuter pronouns are used herein, the same shall be construed as including all persons and corporations designated respectively as LANDLORD or TENANT in the heading of this instrument wherever the context requires.

SECTION 6.  FORCE MAJEURE

    In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work, or doing acts required under the terms of this lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for period equivalent to the period of such delay. After the Rent Commencement Date the provisions of this Section shall not operate to excuse TENANT from the prompt payment of Rent as required by this lease and shall not extend the term of this lease. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

SECTION 7.  RELATIONSHIP OF PARTIES

    Nothing herein contained shall be deemed or construed by LANDLORD or TENANT, as creating the relationship of principal and agent or of a partnership or joint venture or as establishing a fiduciary responsibility between LANDLORD or TENANT, it being understood and agreed that none of the provisions herein, nor any acts of LANDLORD and TENANT will be deemed to create any relationship other than that of LANDLORD and TENANT.

SECTION 8.  NO THIRD PARTY RIGHTS

    The rights and obligations arising under this lease are personal between LANDLORD and TENANT and such rights and obligations shall not be enforceable by any third party. Furthermore, TENANT recognizes that it has not third party rights arising out of any agreement between LANDLORD and any party other than TENANT regardless of any benefits accruing to TENANT by virtue of such agreement.

SECTION 9.  NO NET INCOME ARRANGEMENT

    TENANT specifically covenants and agrees that neither TENANT nor anyone claiming an interest in or a right of occupancy or use of all or any portion of the PREMISES by, through or under TENANT, shall enter into any sublease, license, concession or other agreement for the use, occupancy or utilization of space within the PREMISES which provides for rental or other payment for such use, occupancy or utilization based on whole or in part on the net income or profits derived by any person from the PREMISES, other than an amount based on a fixed percentage of receipts or sales. Any such purported agreement in violation of this covenant shall be absolutely void and ineffective as a conveyance of any right or interest in the use, occupancy or the utilization of any part of the PREMISES.

SECTION 10.  SUCCESSORS

    This lease and all of the covenants, provisions and conditions herein contained will inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns, respectively, of the parties hereto, provided, however, that no assignment by, from, through or under TENANT in violation of the provisions hereof shall vest in such assignee any right, title or interest whatsoever.

SECTION 11.  ENTIRE AGREEMENT

    This lease sets forth all the covenants, promises, agreements, conditions and understandings between LANDLORD and TENANT concerning the PREMISES and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than as herein set forth. No subsequent alteration, amendment, change or addition to this lease shall be binding upon LANDLORD or TENANT unless reduced to writing and signed by them. TENANT agrees that LANDLORD and its agents have made no representations or promises with respect to the PREMISES or the building or property of which the same are a part except as herein expressly set forth.

SECTION 12.  SURRENDER AND HOLDING OVER

    TENANT shall deliver up and surrender to LANDLORD possession of the PREMISES upon the expiration of this lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by insurance and ordinary wear and decay only excepted) and shall deliver the keys at the office of LANDLORD or LANDLORD'S agent. Should TENANT or any party claiming under TENANT remain in possession of the PREMISES or any part thereof, without the express written consent of LANDLORD, after any termination of this lease, not tenancy or interest in the PREMISES shall result therefrom but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and TENANT will pay to LANDLORD, upon demand (i) the Rent; and (ii) as liquidated damages, a sum equal to double the Fixed Minimum Rent specified herein for any period during which TENANT shall hold the PREMISES after the term of this lease has expired.

SECTION 13.  AUTHORITY

    If TENANT is a corporation, TENANT warrants and represents to LANDLORD that the execution of this lease by the person or persons signing has been authorized by a resolution of TENANT'S Board of Directors or other appropriate corporation action; if TENANT is a partnership, TENANT warrants and represents to LANDLORD that TENANT'S execution of this lease by the partner or partners so signing is in accordance with its partnership documents.

SECTION 14.  NO OPTION

    The submission of this lease for examination does not constitute a reservation of or option for the PREMISES or any other space within the shopping Center and shall vest no right in either party. This lease will become effective as a lease only upon the execution and delivery thereof by the parties hereto.

SECTION 15.  ARTICLE AND SECTION HEADINGS

    Article and section headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease nor in any way affect this lease.

SECTION 16.  SEVERABILITY

    In the event that any portions, articles or sections of this lease are rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this lease will be deemed to have never been included therein and the balance of this lease shall continue in effect in accordance with its terms.

SECTION 17.  HAZARDOUS MATERIALS

    TENANT shall not, without LANDLORD'S prior written consent, keep in, on or about the PREMISES, Common Areas or Shopping Center, for use, disposal, generation, transportation, storage, treatment or sale, any Hazardous Materials. "Hazardous Materials" means and includes any materials (or components thereof) now or hereafter designated and/or regulated as hazardous, dangerous, toxic or harmful under Governmental Regulations. "Governmental Regulations" means and includes any provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards now or hereafter in effect or promulgated by any federal, state or local government or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and the protection of the environment or the use, disposal, generation, transportation, storage, treatment or sale of Hazardous Materials. If TENANT desires to use, dispose of, generate, transport, store, treat or sell any Hazardous Materials, then, in each such instance, TENANT shall first complete and submit to LANDLORD for LANDLORD'S review a Material Profile Sheet in the form attached hereto as Exhibit F, as the same may be revised from time to time in LANDLORD'S discretion. Notwithstanding anything herein to the contrary, TENANT may, without LANDLORD'S consent and without completing the Material Profile Sheet, sue, store, and dispose of cleaning solvents in, on or about the PREMISES, provided, however, that each such cleaning solvent is of a type customarily used in the shopping center industry for maintenance of retail stores, in a quantity no greater than the amount that can be utilized in, on or about the PREMISES within a thirty (30) calendar day period, and is used, disposed and stored in compliance with any Governmental Regulations.

    Each Material Profile Sheet submitted by TENANT shall be accompanied by copies of all permits required under applicable Governmental Regulations for TENANT'S proposed use, disposal, generation, transportation, storage, treatment or sale of any Hazardous Materials at the PREMISES. TENANT shall submit a new Material Profile Sheet whenever it proposes to use, dispose of, generate, transport, store, treat or sell a new Hazardous Material at the PREMISES, or when it proposes to expand during any thirty (30) calendar day period, the volume of existing Hazardous Materials to be used, disposed of, generated, transported, stored, treated or sold at the PREMISES by ten percent (10%) of the monthly volume originally consented to by LANDLORD. If LANDLORD in its sole discretion finds the information set forth on the Material Profile Sheet acceptable, LANDLORD shall delivery its written consent to TENANT. With respect to any such Hazardous Material consented to by LANDLORD, TENANT shall:

    (i) Comply with all applicable Governmental Regulations with respect to such Hazardous Materials;

    (ii) Allow LANDLORD'S agent or representative to come on the PREMISES at all times to check all conditions relating to the Hazardous Materials;

    (iii) Submit to LANDLORD immediately after receipt true and correct copies of any notice, inquiry or order issued by any authority pursuant to Governmental Regulations investigating or citing any actual or alleged failure to comply with any Governmental Regulations respecting such Hazardous Materials, or seeking any cessation of activity or any corrective action in connection with the use, disposal, generation, transportation, storage, treatment or sale of such Hazardous Materials; and

    (iv) Within five (5) calendar days of LANDLORD'S request, submit written reports to LANDLORD regarding TENANT'S use, disposal, generation, transportation, storage, treatment or sale of Hazardous Materials and provide evidence satisfactory to LANDLORD of TENANT'S compliance with all applicable Governmental Regulations.

    If TENANT keeps in, on or about the PREMISES, Common Areas and/or the Shopping Center any Hazardous Materials for use, disposal, generation, transportation, storage, treatment or sale, then, in addition to any and all other conditions and restrictions which LANDLORD may impose, LANDLORD shall have the right to require TENANT to purchase environmental impairment liability insurance with a company or companies satisfactory to LANDLORD, affording coverage of no less than One Million Dollars ($1,000,000.00) per occurrence or such greater amount as LANDLORD shall determine in its sole discretion.
TENANT'S policy shall name LANDLORD, The Richard E. Jacobs Group, Inc., and LANDLORD'S management company (identified in Article 9, Section 2) as additional insureds and shall bear endorsements to the effect that the insurer agrees to notify LANDLORD not less than thirty (30) calendar days in advance of any modifications or cancellation thereof.

    TENANT shall be fully and completely liable to LANDLORD for any and all cleanup costs to ensure that anything contaminated with or by the Hazardous Materials be removed from the PREMISES, Common Areas and/or the Shopping Center, and that the PREMISES, Common Areas and/or the Shopping Center be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition, and any and all other charges, fees and penalties (civil and criminal) imposed by any authority pursuant to Governmental Regulations with respect to TENANT'S use, disposal, generation, transportation, storage, treatment or sale of Hazardous Materials, in, on or about the PREMISES or the Shopping Center.

    TENANT shall indemnify, defend and save LANDLORD, and its contractors, agents, employees, partners, officers, directors and mortgagees, if any, harmless from any and all of the costs, fees, penalties, liabilities, charges, damages (including, without limitation, diminution in value), attorneys' fees and other costs incurred or charged as a result of TENANT'S use, disposal, generation, transportation, storage, treatment or sale of Hazardous Materials including, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work to ensure that anything contaminated with or by the Hazardous Materials be removed from the PREMISES, Common Areas and/or the Shopping Center, and that the PREMISES, Common Areas and/or the Shopping Center be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition.

    With respect to any known or subsequently discovered noncompliance by TENANT with any Governmental Regulations regarding Hazardous Materials, and without in any way limiting the scope of TENANT'S obligations under the indemnification provisions of this Section, as between TENANT and LANDLORD, TENANT will be responsible for all investigations, studies, cleanup, corrective action or response or remedial action required by any local, state or federal government agency now or hereafter authorized to regulate environmental matters, or by any Governmental

Regulations; provided, however, that TENANT shall secure LANDLORD'S prior written approval of any cleanup, corrective action or response o remedial action that TENANT plans to conduct at the Shopping Center and TENANT shall at its expense be responsible for hiring properly licensed contractors, approved by LANDLORD and insured in accordance with LANDLORD'S requirements, to complete such work. TENANT shall deliver copies of all licenses and permits to LANDLORD. LANDLORD shall have the right to have a representative present during such work and TENANT shall comply with all requirements of LANDLORD with respect to such work. In the event TENANT fails to complete an investigation or study and/or fails to cause the cleanup, corrective action or response or remedial action to ensure that anything contaminated with or by the Hazardous Materials be removed from the PREMISES, Common Areas and/or the Shopping Center, and that the PREMISES, Common Areas and/or the Shopping Center be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition, LANDLORD may perform such work at the expense of TENANT, which sum will constitute Additional Rent payable by TENANT to LANDLORD upon billing by LANDLORD.

    Upon TENANT'S default under this Section, in addition to and notwithstanding anything to the contrary set forth in this lease, LANDLORD shall be entitled to the following rights and remedies:

    (a) At LANDLORD'S option, to terminate this lease immediately (which termination would not, however, terminate or diminish TENANT'S obligations and liability under this Section 17); and

    (b) To recover any and all damages associated with the default, including, but not limited to cleanup costs (to ensure that anything contaminated with or by the Hazardous Materials be removed from the PREMISES, Common Areas and/or the Shopping Center, and that the PREMISES, Common Areas and/or the Shopping Center be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition) and charges (including replacement of contaminated materials or structures with new materials or structures, as the case may be), civil and criminal penalties and fees, loss of business and sales by LANDLORD and other tenants of the Shopping Center, diminution in value, any and all damages and claims asserted by third parties and LANDLORD'S attorneys' fees and costs.

    TENANT represents and warrants to and covenants with LANDLORD that all materials used to construct the PREMISES and all equipment, trade fixtures and personal property therein shall be completely free of asbestos and asbestos containing materials (collectively "ACM") and that no part of the PREMISES, including, but not limited to the walls, ceilings, flooring or pipes, shall be wrapped, insulated, fireproofed, glued or surfaced with any ACM.

    At the end of this lease, TENANT will surrender the PREMISES to LANDLORD free of any and all Hazardous Materials (including ACM) and in compliance with all Governmental Regulations regarding Hazardous Materials.

    Any action, consent, review or inaction by LANDLORD under this Section 17, including, but not limited to LANDLORD'S review or approval of: (i) TENANT'S use, disposal, generation, transportation, storage, treatment or sale of Hazardous Materials (as set forth on any Material Profile Sheet submitted by TENANT); or (ii) any cleanup, corrective action or response or remedial action that TENANT plans to conduct at the Shopping Center, shall create no responsibility or liability on the part of LANDLORD for compliance with Governmental Regulations nor shall LANDLORD be responsible or liable to perform TENANT'S obligations under this Section 17, all of which shall be TENANT'S sole responsibility.

SECTION 18.  DISCOVERY OF ASBESTOS CONTAINING MATERIAL IN PREMISES

    (a) In the event TENANT discovers asbestos containing material ("ACM") in the PREMISES during its initial construction of the PREMISES pursuant to Exhibits C and/or C-1 hereof, TENANT shall immediately cease any work which may disturb the ACM and (no later than twenty-four [24] hours after such discovery) notify LANDLORD. In the event the ACM was installed in the PREMISES by LANDLORD or any predecessor in title and/or a prior tenant, other than TENANT (an affiliate of TENANT, or an assignor from which TENANT has taken its interest), LANDLORD shall, at its expense, remove, transport and dispose of the ACM or, at LANDLORD'S option encapsulate the ACM, to the extent required by and in accordance with all applicable Governmental Regulations (collectively called "abatement"). In the event TENANT has not previously occupied the PREMISES, the time period allocated for TENANT'S construction of the PREMISES, which is set forth in Article 1, Section 1(e), and the Rent Commencement Date and attendant obligations, shall be extended for the number of days equal to the number of days from the date of TENANT'S notice through the date LANDLORD has completed the removal of the ACM from the PREMISES or the encapsulation thereof to the extent required by and in accordance with all applicable Governmental Regulations. In the event TENANT'S construction is pursuant to Exhibit C-1 and TENANT did not install such ACM in the PREMISES, TENANT shall receive an abatement of Fixed Minimum Rent if TENANT is precluded from doing business during the removal of the ACM from the PREMISES or the encapsulation thereof to the extent required by and in accordance with all applicable Governmental Regulations. TENANT agrees that LANDLORD'S liability to TENANT in connection with the presence of ACM in the PREMISES shall be limited to the cost of abatement, and TENANT hereby waives any claims against LANDLORD, and further will indemnify LANDLORD and hold LANDLORD harmless from claims which might arise from TENANT'S contractor(s) or otherwise for any delay in TENANT'S construction schedule which is or might be attributable to LANDLORD'S compliance herewith. LANDLORD shall notify TENANT or TENANT'S contractor of the projected completion date of its work, or promptly upon completion thereof. For purposes of this Section, notice shall be deemed delivered when given orally by LANDLORD or TENANT to the other party; provided, however, that such notice shall thereafter promptly be confirmed in writing.

    (b) Subsequent to the initial construction required under Exhibits C and/or C-1 hereof, if TENANT elects or is required to repair or make alterations during the term of this lease, TENANT must give LANDLORD thirty (30) calendar days prior notice of all such work by TENANT and obtain LANDLORD'S consent where necessary under the terms of this lease. In the event TENANT discovers ACM in the PREMISES, TENANT shall immediately cease any work which may disturb the ACM and (no later than twenty-four [24] hours after such discovery) notify LANDLORD.

    (i) In the event TENANT'S work is pursuant to repairs which are mandatory under this lease and the ACM was installed in the PREMISES by LANDLORD or any predecessor in title and/or a prior tenant, other than TENANT (an affiliate of TENANT, or an assignor from which TENANT has taken its interest), then LANDLORD shall at its expense cause the abatement of the ACM.

    (ii) In the event TENANT'S work is pursuant to (aa) repairs which are mandatory under this lease and the ACM was installed in the PREMISES by TENANT (an affiliate of TENANT, or an assignor from which TENANT has taken its interest); (bb) voluntary alterations or voluntary remodeling of the PREMISES; or (cc) in the event TENANT shall be vacating the PREMISES and there remains ACM installed in the PREMISES by TENANT (an affiliate of TENANT, or an assignor from which TENANT has taken its interest), then TENANT shall at its expense be responsible for hiring properly licensed contractors, approved by LANDLORD and insured in accordance with LANDLORD'S requirements, to cause the removal of the ACM, and TENANT shall delivery copies of all licenses and permits to LANDLORD. LANDLORD shall have the right to have a representative present during such removal, and TENANT shall comply with all requirements of LANDLORD with respect to such removal. In the event TENANT fails to cause the removal of such ACM, LANDLORD may perform such removal at the expense of TENANT, which sum will constitute Additional Rent payable by TENANT to LANDLORD upon billing by LANDLORD and shall survive the termination, cancellation or surrender of this lease.

    (c) It is understood and agreed that neither (i) the presence of ACM in the PREMISES, and/or the Shopping Center, nor (ii) the abatement of the ACM by TENANT, by other tenants in the Shopping Center, or by LANDLORD shall be deemed an eviction or disturbance of TENANT nor shall TENANT be entitled to an abatement of Rent (except as otherwise set forth herein) or other damages for any injury or inconvenience occasioned thereby. Any work undertaken by LANDLORD as set forth above shall be undertaken in a manner so as to cause as little inconvenience to TENANT as is reasonably possible.

SECTION 20.  SURVIVAL

    All obligations of TENANT under this lease shall survive the expiration or earlier termination of this lease.

    In Testimony Whereof, LANDLORD and TENANT have caused this lease to be signed as of the day and year first above written.

Witnesses as to LANDLORD                            ___________________________

_________________________________         LANDLORD:  Jefferson Mall Company
                                          By:  The Richard E. Jacobs Group,
                                               Inc., Agent

Witnesses as to TENANT                    By:________________________________

_________________________________         By_________________________________

_________________________________         TENANT:  Active Ankle Systems, Inc.


                                          ____________________________________

                                          ____________________________________

State of Ohio      )
                   ) ss:
County of Cowhage  )

    Before me, a Notary Public, in and for said County and State, personally appeared the above named _____________________________ and
___________________________, to me known to be the ____________________________
and __________________________ respectively of The Richard E. Jacobs Group, Inc., the corporation which executed the foregoing instrument, as Agent, who acknowledged that they did sign the foregoing instrument for, and on behalf of said corporation as such officers, respectively, being thereunto duly authorized by its board of directors; that the same is their free act and deed as such officers and the free act and deed of said corporation.

    In Testimony Whereof, I have hereunto set my hand and official seal at Cleveland, Ohio this ____ day of ______________, 19___.


                                         ____________________________________
                                                    NOTARY PUBLIC

                                         ____________________________________
                                         Print, Type or Stamp Commissioned Name

                                         MY COMMISSION EXPIRES:_____________

State of _____________)
                      ) ss:
County of ___________ )

    Before me, a Notary Public, in and for said County and State, personally appeared the above named ____________________ and ______________________, to me known to be the ___________________________ and _________________________
respectively of Active Ankle Systems, Inc., the corporation which executed the foregoing instrument, who acknowledged that they did sign and seal the foregoing instrument for, and on behalf of said corporation, being thereunto duly authorized by its board of directors; that the same is their free act and deed as such officers and the free act and deed of said corporation.

    In Testimony Whereof, I have hereunto set my hand and official seal at ______________ ____________________________ this _____ day of
_______________________, 19____.


                                         ______________________________________
                                                      NOTARY PUBLIC

                                         ______________________________________
                                         Print, Type or Stamp Commissioned Name

                                         MY COMMISSION EXPIRES: ____________

                                    ADDENDUM NO. 1
                             UTILITY SERVICES AND CHARGES

    1. GAS SERVICE AND CHARGES. If the serving utility shall make gas service available to the Shopping Center and TENANT has received LANDLORD'S approval for gas usage, TENANT shall at its expense procure a meter from such serving utility, furnish and install all required piping and equipment to extend service from LANDLORD'S service point to the PREMISES and shall pay all charges for such service directly to the serving utility. The design and method of extension of service referred to herein shall be in accordance with all governing building codes and subject to LANDLORD'S prior approval.

    2. ELECTRICAL SERVICE AND CHARGES. TENANT shall install a complete electrical distribution system and shall provide all equipment and fixtures required for TENANT'S use strictly in accordance with the provisions of Exhibit C. If the local serving utility shall directly serve the PREMISES with electric service, TENANT shall, at its expense procure a meter from such serving utility and shall pay all charges for such service directly to the serving utility. If LANDLORD, who shall have the option to do so, shall elect to supply electric service, TENANT shall purchase such service from LANDLORD and shall pay LANDLORD therefor an Electrical Energy Service Charge based on TENANT'S consumption at rates, including any established minimum rate or service charge, that would be applicable if TENANT were obtaining electric service directly from the serving utility. TENANT'S consumption of electrical service shall be measured by one or more of the following methods, depending on the location of the Shopping Center and the applicable utility laws and regulations: (i) by a meter to be furnished and installed by LANDLORD and read monthly by LANDLORD,
(ii) by a meter to be furnished and installed by LANDLORD which shall be used for check metering (monitoring) of electrical service, which may be undertaken at the request of TENANT, but not more frequently than once a year, unless TENANT has varied its equipment, service, use or load demand, or (iii) on the basis of a load demand and usage to be determined by LANDLORD from an Electrical Data Tabulation form to be provided in LANDLORD'S Drawings and completed by TENANT. In the event that TENANT shall fail to complete the aforesaid form, LANDLORD shall establish and TENANT hereby agrees to pay the resulting Electrical Energy Service Charge. TENANT'S Electrical Energy Service Charge, once determined shall be deemed to be Additional Rent and shall be subject to adjustment as provided in Exhibit D. At its option, LANDLORD may elect to provide monthly statements of TENANT'S Electrical Energy Service Charge or may elect to establish an annual Electrical Energy Service Charge, in which event TENANT shall pay to LANDLORD, on or before the first day of each month, one twelfth (1/12) of such annual Electrical Energy Service Charge.

    3. WATER AND SEWER SERVICE CHARGES. In the event a local serving utility shall provide water and/or sewer service directly to the PREMISES, TENANT shall procure a meter from such serving utility and shall pay all charges (including any and all tap-in or initial connection fees) for such service directly to the serving to the PREMISES, pay an fees or charges on TENANT'S behalf, or in the event that no water charges or sewer charges are levied or charged specifically against the PREMISES, TENANT shall pay to LANDLORD water and/or sewer charges (including any and all tap-in or initial connection fees) in an amount equal to rates then in effect for the local serving utility based upon (i) the current minimum demand rate, or (ii) at LANDLORD'S sole option, (a) consumption by TENANT within the PREMISES determined by a meter utilized at such times and for such periods as may be permitted by the local utility or (b) an alternate method of calculating consumption applied uniformly to all Mall Store tenants receiving such service.

    4. TELEPHONE SERVICE AND CHARGES. If telephone service is desired, TENANT shall be responsible for the obtaining and installation of such service, equipment, and fixtures in accordance with the provisions of Exhibit C. If the local serving utility shall directly serve the PREMISES with telephone service, TENANT shall, at its expense, pay all charges for such service directly to the serving utility. If LANDLORD, who shall have the option to do so, shall elect to supply telephone service, TENANT shall purchase such service from LANDLORD and shall pay to LANDLORD a Telephone Service Charge that would be similar to that paid if TENANT were obtaining telephone service directly from the serving utility. At its option, LANDLORD may elect to provide monthly statements of TENANT'S Telephone Service Charge or may elect to establish an annual Telephone Service Charge in which event TENANT shall pay to LANDLORD on or before the first day of each month, one twelfth (1/12) of such annual Telephone Service Charge.

ACTIVE ANKLE SYSTEMS, INC.
JEFFERSON MALL/UNIT #B316
DBA: ACTIVE ANKLE SYSTEMS
ADD: 00000070.BSH


                                    ADDENDUM NO. 2


ADDENDUM TO ARTICLE 8, SECTION 3(G)

TENANT agrees to pay to LANDLORD as its advertising requirement, an amount equivalent to Three Thousand One Hundred Eighty Seven and 08/100 Dollars ($3,187.08) per Lease Year and a proportionate part thereof for any Partial Lease Year. Said amount shall be due and payable in equal monthly installments of Two Hundred Sixty Five and 59/100 Dollars ($265.59) in advance on the first day of each and every month during the term of this lease. Said amount shall be adjusted at the end of the First Lease Year and annually thereafter in accordance with the Consumer Price Index provision set forth in Article 5,
Section 5(b). Said amount shall be expended by or under the direction of LANDLORD or its designated representative toward advertising and promotional activities for the Shopping Center, as LANDLORD in it sole discretion shall determine. TENANT understands that this covenant is a material consideration to LANDLORD and agrees that in the event that TENANT fails or refuses to comply with such minimum advertising requirement, recognizing the difficulty of determining the actual damage sustained by LANDLORD and other merchants within the Shopping Center, TENANT will pay to LANDLORD as liquidated damages to be used for advertising and promotion, an amount equal to the unpaid amount together with an amount equal to fifty percent (50%) of such unpaid advertising contribution as an offset against LANDLORD'S administrative expenses resulting from such failure to contribute for each time which TENANT failed or refused to contribute as provided herein, such amount to be payable to LANDLORD upon demand. In the event TENANT continuously fails or refuses to comply with such minimum advertising requirement, LANDLORD shall be entitled to terminate this lease. TENANT agrees to use the name of the Shopping Center to refer to the location of the PREMISES in all local or metropolitan area advertising and further agrees to include reference to the PREMISES in all advertisements in which the identity of any other local business activity of like character conducted by TENANT may be mentioned.